EXHIBIT 1
                                                                      --------

         CREDIT AGREEMENT, dated as of December 31, 1998, among ARTESYN TECHNOLOGIES, INC., a Florida corporation (the "Company"), ARTESYN INTERNATIONAL LTD., a Cayman Islands limited liability company, ARTESYN NORTH AMERICA, INC., a Delaware corporation and ARTESYN NETHERLANDS B.V., a Netherlands corporation, as the initial Subsidiary Borrowers (together with the Company and any additional Subsidiary Borrowers consented to by the Administrative Agent and the Banks pursuant to Section 5.03 hereof, the "Borrowers," and each, a "Borrower"), the Company and certain Domestic Subsidiaries, as guarantors, the Banks party hereto from time to time, ABN AMRO BANK N.V., as Administrative Agent and Co-Arranger, FIRST UNION NATIONAL BANK, as Syndication Agent and Co-Arranger, and NATIONSBANK, N.A., as Co-Agent. All capitalized terms used herein shall have the meanings provided in Section 10.


                                   WITNESSETH:

         WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrowers the credit facilities provided for herein;

         NOW, THEREFORE, IT IS AGREED:

SECTION 1.           AMOUNT AND TERMS OF CREDIT.

        Section 1.01. The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a loan or loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to one or more Borrowers, which Revolving Loans:

                   (i) shall, at the option of the requesting Borrower, be either Base Rate Loans or Eurocurrency Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type;

                  (ii) may be in Dollars or other Eurocurrencies, at the option of the requesting Borrower;

                 (iii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iv) of any Bank at any time outstanding shall not have an aggregate Original Dollar Amount which, when added to such Bank's U.S. Dollar Equivalent of Letter of Credit Exposure (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Loans then being incurred) at such time, exceeds the Revolving Loan Commitment of such Bank (after giving effect to any simultaneous reinstatement in the Revolving Loan Commitment of such Bank on such date pursuant to Section 1.01(b)(i)) at such time; provided that, at the time of making of each of such Loans, each such Loan shall not have an Original Dollar Amount which, when added to the U.S. Dollar Equivalent of such Bank's Revolving Loans outstanding and Letter of Credit Exposure (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneous with the incurrence of, the Revolving Loans then being incurred) at such time, exceeds the Revolving Loan Commitment of such Bank (after giving effect to any simultaneous reinstatement in the Revolving Loan Commitment of such Bank on such date pursuant to Section 1.01(b)(i)) at such time; and

                   (v) for all Banks at any time outstanding shall not have an aggregate Original Dollar Amount which, when added to the aggregate amount of the U.S. Dollar Equivalent of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Loans then being incurred) at such time, exceeds the Total Revolving Loan Commitment (after giving effect to any simultaneous increase in the Total Revolving Loan Commitment on such date pursuant to Section 1.01(b)(i)) at such time; provided that, at the time of making thereof, such Loans shall not have an Original Dollar Amount which, when added to the U.S. Dollar Equivalent of the Revolving Loans of all Banks outstanding and all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Loans then being incurred) at such time, exceeds the Total Revolving Loan Commitment (after giving effect to any simultaneous increase in the Total Revolving Loan Commitment on such date pursuant to Section 1.01 (b)(i)) at such time.

         (b) (i) The Company may from time to time, but no more often than once in a calendar quarter, request any Bank to agree, or to arrange for a Local Affiliate of such Bank to agree, to provide a Local Currency Commitment to any Subsidiary Borrower or to the Company (i) with respect to any currency which the Company has previously requested be designated as Eurocurrency and which request the Banks denied or (ii) if it is beneficial to the Company or such Subsidiary Borrower to avoid withholding tax to borrow Loans directly from a Bank (or a Local Affiliate of a Bank) in a foreign country, provided, that the sum of the aggregate amount of Local Currency Commitments in effect at any one time may not exceed $15,000,000 and that, at any time, there shall not exist more than 3 Local Currency Commitments outstanding. If a Bank is willing, in its sole discretion, to provide such a Local Currency Commitment, or is willing, in its sole discretion, to arrange to have a Local Affiliate of such Bank provide such a Local Currency Commitment, then such Bank and such Subsidiary Borrower or the Company, as applicable, shall execute and deliver to the Administrative Agent a Local Currency Addendum, or, if such Bank has arranged to have such Local Affiliate provide such a Local Currency Commitment, such Local Affiliate, such Bank and such Subsidiary Borrower or the Company, as applicable, shall execute and deliver to the Administrative Agent a Local Currency Designation and Assignment Agreement. Such Local Currency Commitment shall be designated in Dollars, shall not exceed such Bank's Unutilized Revolving Loan Commitment at the time when such Local Currency Commitment goes into effect and, when added to such Bank's Revolving Loan Commitment, shall not exceed such Bank's Commitment. A Bank's Revolving Loan Commitment shall be automatically reduced to the extent that such Bank or any Local Affiliate of such Bank has from time to time in effect any Local Currency Commitment and such Bank's Revolving Loan Commitment shall be automatically reinstated to the extent that any such Local Currency Commitment expires or is terminated either in whole or in part, unless at the time of such expiration or termination the Revolving Loan Commitments of all

Banks have terminated (in which case such Bank's Revolving Loan Commitment shall not be reinstated to any extent), by (i) 100% of such Local Currency Commitment, if there has been no reduction in the Total Revolving Loan Commitment from the date such Local Currency Commitment went into effect or (ii) such lesser percentage of such Local Currency Commitment that equals the quotient (expressed as a percentage) obtained by dividing the Total Revolving Loan Commitment as in effect on such day by the Total Revolving Loan Commitment as in effect on the day such Local Currency Commitment went into effect, if there has been a reduction in the Total Revolving Loan Commitment from the date such Local Currency Commitment went into effect. The Bank providing (whether directly or through its Local Affiliate) such Local Currency Commitment and the relevant Subsidiary Borrower or the Company, as applicable, shall provide the Administrative Agent five Business Days prior notice of any change in the amount of any Bank's Local Currency Commitment. Promptly upon receipt of such notice, the Administrative Agent shall calculate the amount of such Bank's Revolving Loan Commitment after giving effect to such change. Upon its receipt of such notice, the Administrative Agent will notify the Company and the Banks of such change.

         The Company may on five Business Days' written notice to the Administrative Agent terminate in whole or in part any Local Currency Commitment from time to time provided that after giving effect to such termination, the outstanding portion of Original Dollar Amount of all Local Currency Loans under such Local Currency Commitment shall not exceed such Local Currency Commitment as so reduced.

                  (ii) Subject to and upon the terms and conditions set forth herein and in or pursuant to the applicable Local Currency Documentation, each Bank with a Local Currency Commitment and each Local Affiliate with a Local Currency Commitment severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date (or such shorter period as may be specified in or pursuant to the applicable Local Currency Documentation), a loan or loans (each, a "Local Currency Loan" and, collectively, the "Local Currency Loans") to one or more Subsidiary Borrowers or the Company, as applicable, specified in the applicable Local Currency Documentation, which Local Currency Loans (A) shall not have an Original Dollar Amount exceeding the Local Currency Commitment specified in the applicable Local Currency Documentation; provided that, at the time of making of each of such Loans, each such Loan shall not have an Original Dollar Amount which, when added to the U. S. Dollar Equivalent of all Local Currency Loans outstanding under such Local Currency Commitment at such time, exceeds such Local Currency Commitment, (B) may be repaid and reborrowed in accordance with the provisions hereof and of the applicable Local Currency Documentation, and (C) shall not have an Original Dollar Amount exceeding for all Banks and all such Local Affiliates at any time outstanding the Total Local Currency Commitment at such time.

                 (iii) Each Local Currency Loan shall mature on such date, on or prior to the Final Maturity Date, as the applicable Borrower and Bank or such Bank's Local Affiliate shall agree prior to the making of such Local Currency Loan in or pursuant to the applicable Local Currency

         Documentation. Upon reaching agreement as to interest rate and maturity, unless any applicable condition specified in Section 5.02 hereof has not been satisfied, on the date agreed the applicable Bank or its Local Affiliate shall make the proceeds of such Local Currency Loan available to the relevant Borrower as provided in the applicable Local Currency Documentation. No Local Currency Documentation may waive, alter or modify any rights of the Administrative Agent or the other Banks under this Agreement, including, without limitation, the rights of the Banks under Section 9 hereof.

                  (iv) Each Local Currency Designation and Assignment Agreement shall provide that the Bank executing such Local Currency Designation and Assignment Agreement is empowered to act as the applicable Local Affiliate's agent, with full power and authority to act on behalf of such Local Affiliate with respect to the transactions contemplated by this Agreement. Accordingly, each other Bank, the Administrative Agent, and each Credit Party shall be conclusively entitled to rely on any actions taken by such Bank and any notice given by the Administrative Agent or any Credit Party to such Bank shall be deemed to also have been delivered to such Local Affiliate. With regard to any matters relating to calculating a Bank's "Percentage" or "Obligations" owing to a Bank or the "Required Banks" or the unanimous vote of the Banks, any Local Currency Commitment and any outstanding Local Currency Loans provided by a Local Affiliate of a Bank shall be deemed to be Local Currency Commitments and Local Currency Loans, as applicable, of such Bank. Accordingly, a Local Affiliate shall not have the right to vote as a Bank hereunder but shall otherwise be entitled to the same rights and benefits hereunder as the Banks are entitled.

         (c) More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty-five Borrowings of Eurocurrency Loans.

        Section 1.02. Minimum Amount of Each Borrowing. (a) The aggregate principal amount of each Borrowing of Revolving Loans shall not be less than an Original Dollar Amount of (i) with respect to Eurocurrency Loans, $2,000,000 and, if greater, in integral multiples of 500,000 units of the relevant currency and (ii) with respect to Base Rate Loans, $500,000 and, if greater, in integral multiples of $50,000.

         (b) The aggregate principal amount of each Borrowing of Local Currency Loans shall not be less than an Original Dollar Amount of $1,000,000 and, if greater, shall be in an integral multiple of 100,000 units of the relevant currency.

        Section 1.03. Notice of Borrowing. (a) Whenever any Borrower desires to make a Borrowing (other than of Local Currency Loans) hereunder the Company (but not any other Borrower) on behalf of itself or any other Borrower shall give the Administrative Agent at its Notice Office at least (x) four Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurocurrency Loan denominated in a Eurocurrency other than Dollars to be made hereunder, (y) three Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Eurocurrency Loan denominated in Dollars to be made hereunder and (z) same Business Day's written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) (12:00 Noon (New York time) in the case of a Borrowing of Base Rate Loans) on such day. Each such written notice (or written confirmation of any telephonic notice) (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Company in the form of Exhibit A, appropriately completed to specify (i) the date of such Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) whether the Loans to be made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurocurrency Loans, (iv) the applicable Borrower, and (v) in the case of Eurocurrency Loans, the initial Interest Period and currency to be applicable thereto. The Administrative Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing. Any notices and the borrowing mechanics relating to Local Currency Loans shall be set forth in the applicable Local Currency Documentation.

         (b) Without in any way limiting the obligation of the Company on behalf of itself or any other Borrower to confirm in writing any telephonic notice of any Borrowing of Revolving Loans or Local Currency Loans, the Administrative Agent or, in the case of Local Currency Loans, the applicable Bank, may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Administrative Agent or the applicable Bank, as the case may be, in good faith to be from the Senior Financial Officer of the Company (or from any other officer of the Company designated in writing from time to time by the Chief Financial Officer or Corporate Treasurer of the Company as a person entitled to give telephonic notices hereunder), prior to receipt of written confirmation. In each such case, the Administrative Agent's or the applicable Bank's record of the terms of any such telephonic notice of such Borrowing of Revolving Loans or Local Currency Loans, as the case may be, shall be prima facie correct. Each Subsidiary Borrower irrevocably appoints the Company as its agent hereunder to issue requests for Borrowings on its behalf under Section 1.03.

        Section 1.04. Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or, in the case of Base Rate Loans, no later than 2:00 p.m. (New York time)), each Bank with a Revolving Loan Commitment will make available through such Bank's applicable lending office its pro rata portion (as determined in accordance with Section 1.07) of each Borrowing requested to be made on such date to the Administrative Agent in Dollars and in immediately available funds at the Administrative Agent's Payment Office, unless such Borrowing is denominated in currency other than Dollars, in which case each such Bank shall make available its Loan comprising part of such Borrowing at such office as the Administrative Agent has previously specified in a notice to each such Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the relevant Borrower for same day value on the date of the Borrowing. The Administrative Agent, unless it determines that any applicable condition in
Section 5 has not been satisfied, will make available to the respective Borrower of Loans denominated in Dollars at the Administrative Agent's Payment Office the aggregate of the amounts so made available by the Banks prior to 1:00 P.M. (New York time) (or 3:00 P.M. (New York time) in the case of Base Rate Loans) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (New York time) (or 2:00 P.M. (New York time) in the case of Base Rate Loans) and of Loans denominated in a Eurocurrency other than Dollars at such office as the Administrative Agent has previously agreed to with such Borrower the aggregate of the amounts so made available by the Banks prior to 1:00 P.M. (local time) on such day, to the extent of funds actually received by the Administrative Agent prior to 12:00 Noon (local time), in each case in the type of funds received by the Administrative Agent from the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of any Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the respective Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the respective Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to
(i) if recovered from such Bank, the overnight Federal Funds Rate if such Loan is denominated in Dollars or the cost to the Administrative Agent of acquiring and holding such funds for such period, if such Loan is denominated in a Eurocurrency other than Dollars and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing as determined in accordance with Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any default by such Bank hereunder. Each Bank making a Local Currency Loan to a Subsidiary Borrower shall make the proceeds of such Local Currency Loan available to the relevant Subsidiary Borrower in accordance with the applicable Local Currency Documentation.

        Section 1.05. Notes. (a) The Loans made by each Bank and Local Affiliate and the Letters of Credit issued by the Issuing Agent shall be evidenced by one or more accounts or records maintained by such Bank or the Issuing Agent, as the case may be, in the ordinary course of business. The accounts or records maintained by the Issuing Agent and each Bank shall be conclusive in the absence of manifest error as to the amount of the Loans made by the Banks to the Borrowers and the Letters of Credit issued for the account of the Borrowers, and the interest and payments thereon. Any failure to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to any Loan or any Letter of Credit.

         (b) Each Borrower's obligation to pay the principal of, and interest on, all Loans made by a Bank or its Local Affiliate to such Borrower shall, upon request by such Bank or its Local Affiliate, be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered to such Bank by such

Borrower in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Local Currency Loans, by a promissory note duly executed and delivered by such Borrower to such Bank or its Local Affiliate substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each, a "Local Currency Note" and, collectively, the "Local Currency Notes").

         (c) Each Bank will, and will cause its Local Affiliates, if any, to, note on its or such Local Affiliate's internal records the amount of each Loan made by it or such Local Affiliate, as the case may be, and each payment and conversion in respect thereof and will prior to any transfer of any of its Notes or such Local Affiliate's Notes, if any, endorse, or cause its Local Affiliates to endorse, on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrower's obligations in respect of such Loans.

        Section 1.06. Conversions. Each Borrower shall have the option to convert on any Business Day all or a portion equal to at least $2,000,000 (and, if greater, in an integral multiple of $500,000), of the outstanding principal amount of Revolving Loans denominated in Dollars made to such Borrower pursuant to one or more Borrowings of one or more Types of Loans into a Borrowing of another Type of Loans, provided that (i) except as otherwise provided in Section 1.10(b), Eurocurrency Loans denominated in Dollars may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no such partial conversion of Eurocurrency Loans shall reduce the outstanding principal amount of Eurocurrency Loans made pursuant to any single Borrowing to less than $2,000,000, (ii) Base Rate Loans may only be converted into Eurocurrency Loans denominated in Dollars if no Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this Section
1.06 shall result in a greater  number of  Borrowings  than is  permitted  under
Section 1.01(c). No Loans denominated in a currency other than Dollars may be converted pursuant to this Section 1.06. Each such conversion shall be effected by such Borrower giving the Administrative Agent at its Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' (one Business Day's in the case of conversions into Base Rate Loans) prior written notice (or telephone notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made, the date of such conversion (which shall be a Business Day) and, if to be converted into Eurocurrency Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

        Section 1.07. Pro Rata Borrowings. All Borrowings of Revolving Loans made under this Agreement pursuant to Section 1.03 shall be incurred from the Banks pro rata on the basis of their then respective Unutilized Revolving Loan Commitments. All Borrowings of Revolving Loans converted from one Type of Loans into another Type of Loans pursuant to Section 1.06 shall be made by the Banks in the same percentage as such Borrowing was originally advanced. No Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and each Bank shall be obligated to make the Loans provided to be made by it hereunder regardless of the failure of any other Bank to make its Loans hereunder.

        Section 1.08. Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower to, but not including, the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan into a Eurocurrency Loan pursuant to Section 1.06 at a rate per annum which shall be equal to the Base Rate in effect from time to time.

         (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower to, but not including, the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan and (ii) the conversion of such Eurocurrency Loan into a Base Rate Loan pursuant to Section 1.06 at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurocurrency Rate for such Interest Period.

         (c) Each Local Currency Loan shall bear interest at such rate as the applicable Borrower and the Bank or Local Affiliate, as applicable, making such Local Currency Loan shall agree pursuant to the applicable Local Currency Documentation.

     (d) If any payment of principal or interest on any Loan or any other Obligations is not made when due (whether by acceleration or otherwise), overdue principal and, to the extent permitted by law, overdue interest in respect of such Loan and any other overdue amount payable hereunder, shall, in each case, bear interest at a rate per annum equal to, (i) in the case of Loans denominated in Dollars (other than any Eurocurrency Loan) and such other Obligations, 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time and
(ii) in the case of Eurocurrency Loans, the rate which is the greater of (x) 2% in excess of the rate borne by such Loan at the time when it became due and (y) the sum of the Applicable Margin, plus two percent (2%) plus the rate of interest per annum as determined by the Administrative Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)), at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days then for such other period of time not longer than six months as the Administrative Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Administrative Agent is not placing deposits in such currency in the interbank market, then the Administrative Agent's cost of funds in such currency for such period) (such rate, prior to the addition of the Applicable Margin and two percent (2%), the "Overnight Rate"). Interest which accrues under this Section 1.08(d) shall be payable on demand.

         (e) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each Eurocurrency Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of Local Currency Loans on such dates as the applicable Borrower and the Bank or Local Affiliate, as applicable, making such Local Currency Loans shall agree pursuant to the Local Currency Documentation, and (iv) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

         (f) Upon each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurocurrency Loans for the Interest Period to be applicable to such Eurocurrency Loans and shall promptly notify the Borrowers and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

        Section 1.09. Interest Periods. At the time any Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurocurrency Loan (in the case of the initial Interest Period applicable thereto) or on the (i) fourth Business Day, in the case of Eurocurrency Loans denominated in a currency other than Dollars and (ii) third Business Day, in the case of Eurocurrency Loans denominated in Dollars, prior to the expiration of an Interest Period applicable to such Eurocurrency Loan (in the case of subsequent Interest Periods), the respective Borrower shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) thereof, the interest period (each an "Interest Period") applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be a one, two, three or six-month period, provided that:

                   (i) all Eurocurrency Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Borrowing of Eurocurrency Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding Interest Period expires;

                 (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                   (v) no Interest Period may be selected at any time when an Event of Default is then in existence; and

                  (vi) no Interest Period shall be selected which extends beyond the Final Maturity Date.

         If upon the expiration of any Interest Period for Loans denominated in Dollars, the respective Borrower has failed to elect (or is not permitted to elect) a new Interest Period to be applicable to such Borrowing as provided above, such Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of current Interest Period. If upon the expiration of any Interest Period for Eurocurrency Loans (other than those denominated in Dollars), the respective Borrower has failed to elect (or is not permitted to elect) a new Interest Period to be applicable to such Borrowing as provided above, such Borrower shall repay such Loans on the expiration date of current Interest Period.

        Section 1.10. Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                   (i) on any Interest Determination Date that, by reason of any changes arising after the date hereof affecting the interbank eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any outstanding Eurocurrency Loan because of (x) any change since the date hereof in any applicable law or governmental rule, regulation, guideline, order or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate and/or (y) any other circumstances adversely affecting such Bank or the interbank eurocurrency market or the position of such Bank in such market; or

                 (iii) at any time that the making or continuance of any Eurocurrency Loan has become (x) unlawful by compliance by such Bank with any law, governmental rule, regulation, guideline or order or (y) impossible by compliance by such Bank with any governmental request (whether or not having the force of law);

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Company, any affected Borrower and, except in the case of clause
(i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as the Administrative Agent notifies the Company, any affected Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to such affected Eurocurrency Loans which have not yet been incurred (including by way of conversion) shall be treated in accordance with Section 1.10(b), (y) in the case of clause (ii) above, such Borrower shall pay to such Bank, within 15 days of receipt of the notice referred to below, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, setting forth in reasonable detail the basis for the calculation thereof, submitted to the affected Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of the clause (iii) above, such Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. To the extent the notice required by the preceding sentence and relating to costs arising under clause
(ii) above is given by any Bank more than 6 months after the occurrence of the event giving rise to the additional costs of the type described in clause (ii) above, such Bank shall not be entitled to compensation under this Section 1.10(a) for any amounts incurred or accrued prior to the 6-month period before the giving of such notice to the affected Borrower.

         (b) At any time that any Eurocurrency Loan is affected by the circumstances described in Section 1.10(a)(i), (ii) or (iii), the respective Borrower may (and in the case of a Eurocurrency Loan affected pursuant to Section 1.10(a)(iii) shall) either (x) if the affected Eurocurrency Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) thereof on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(i), (ii) or (iii) or require the affected Bank to make such Eurocurrency Loan as or convert such Eurocurrency Loan into, a Base Rate Loan or (y) if the affected Eurocurrency Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert such Eurocurrency Loan into a Base Rate Loan, provided that, if more than one Bank is similarly affected at any time, then all similarly affected Banks must be treated the same pursuant to this Section 1.10(b).

         (c) If any Bank determines at any time that any change after the date hereof in any applicable law or governmental rule, regulation, guideline, order, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitment hereunder or its obligations hereunder, then the Borrowers jointly and severally agree to pay to such Bank, within 15 days of the receipt of the notice referred to below, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c). To the extent the notice required by the preceding sentence is given by any Bank more than 6 months after the occurrence of the event giving rise to the additional costs of the type described in this Section 1.10(c), such Bank shall not be entitled to compensation under this Section 1.10(c) for any amounts incurred or accrued prior to the 6-month period before the giving of such notice to the affected Borrower. In addition, any Bank which is aware of the circumstances set forth in this clause (c) at the time it receives any Notice of Borrowing or Notice of Conversion shall advise the Administrative Agent and the Company of such circumstances.

        Section 1.11. Compensation. Each Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting and calculation of the amount of such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurocurrency Loans, but excluding any loss of anticipated profits) which such Bank may sustain (without duplication of any payment required to be made under
Section 1.10(c)): (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10); (ii) if any repayment (including any repayment made pursuant to Section 1.13, 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any of its Eurocurrency Loans occurs on a date which is not its maturity date or the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurocurrency Loans is not made on any date specified in a notice of prepayment given by any Borrower; or (iv) as a consequence of (x) any other default by any Borrower to repay its Loans when required by the terms of this Agreement or the Notes, if any, held by such Bank or (y) any election made pursuant to Section 1.10(b).

        Section 1.12. Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit which have been affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10,
2.06 and 4.04.

        Section 1.13. Replacement of Banks. (a)(i) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged to such Borrower by the other Banks or (ii) as and to the extent provided in Section 13.12(b), the Company shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and Local Currency Commitment and all outstanding Revolving Loans and/or Local Currency Loans, as the case may be, of the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank and an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time,
(B) an amount equal to the principal of, and all accrued interest on, all outstanding Local Currency Loans of the Replaced Bank or any of its Local Affiliates and (C) an amount equal to all accrued, but theretofore unpaid, Fees and all other amounts due hereunder owing to the Replaced Bank pursuant to
Section 3.01 and (y) the Issuing Agent an amount equal to such Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank, and
(ii) all obligations of the Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full by the Borrowers to such Replaced Bank concurrently with such replacement.

         (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of the amounts referred to in clauses (i) and (ii) of
Section 1.13(a) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the appropriate Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Bank.

        Section 1.14. Compensation. (a) Each Bank, to the extent, and only to the extent applicable to such Bank, may require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Eurocurrency Loans, additional interest on such Eurocurrency Loan at a rate per annum determined by such Bank up to but not exceeding the excess of (i) (A) the applicable Eurocurrency Rate divided by (B) one minus the Eurocurrency Reserve Percentage over (ii) the applicable Eurocurrency Rate. Any Bank wishing to require payment of such additional interest shall so notify the applicable Borrower and the Administrative Agent of the amount then due it under this Section, in which case such additional interest on the Eurocurrency Loans of such Banks shall be payable through the Administrative Agent to such Bank at the place indicated in such notice with respect to each Interest Period ending at least one Business Days after the giving of such notice.

         (b) If and so long as any Bank is required to make special deposits with the Bank of England or to maintain reserve asset ratios in respect of such Bank's Eurocurrency Loans in pounds sterling, such Bank, to the extent and only to the extent applicable to such Bank, may require the applicable Borrower to pay, contemporaneously with each payment of interest on each of such Bank's Eurocurrency Loans in pounds sterling to such Borrower, additional interest on such Eurocurrency Loan at a rate per annum equal to such Bank's MLA Cost calculated in accordance with the formula and in the manner set forth in Exhibit M hereto. Any Bank wishing to require payment of such additional interest shall so notify the applicable Borrower and the Administrative Agent of the amount then due it under this Section, in which case such additional interest on the Eurocurrency Loans of such Banks shall be payable through the Administrative Agent to such Bank at the place indicated in such notice with respect to each Interest Period ending at least one Business Days after the giving of such notice.

         Section 1.15. European Economic and Monetary Union. (a) Definitions. In this Section 1.15 and in each other provision of this Agreement to which reference is made in this Section 1.15 expressly or impliedly, the following terms have the meanings given to them in this Section 1.15:

                  "commencement of the third stage of EMU" means the date of commencement of the third state of EMU (at the date of this Agreement expected to be January 1, 1999) or the date on which circumstances arise which (in the opinion of the Administrative Agent) have substantially the same effect and result in substantially the same consequences as commencement of the third state of EMU as contemplated by the Treaty on European Union.

                  "EMU" means economic and monetary union as contemplated in the Treaty on European Union.

                  "EMU legislation" means legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the implementation of the third stage of EMU;

                  "euro" means the single currency of participating member states of the European Union;

                  "euro unit" means the currency unit of the euro;

                  "national currency unit" means the unit of currency (other than a euro unit) of a participating member state;

                  "participating member state" means each state so described in any EMU legislation; and

                  "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the

         Maastricht Treaty (which was signed at Maastricht on February 7, 1992, and came into force on November 1, 1993), as amended from time to time.

         (b) Effectiveness of Provisions. The provisions of paragraphs (c) through (i) below shall be effective at and from the commencement of the third stage of EMU, provided, that if and to the extent that any such provision relates to any state (or the currency of such state) that is not a participating member state on the commencement of the third stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes participating member state.

         (c) Redenomination and Foreign Currencies. Each obligation under this Agreement of a party to this Agreement which has been denominated in the national currency unit of a participating member state shall be redenominated into the euro unit in accordance with EMU legislation, provided, that, except as set forth in Section 1.15(d), if and to the extent that any EMU legislation provides that following the commencement of the third state of EMU an amount denominated either in the euro or in the national currency unit of a participating member state and payable within that participating member state by crediting an account of the creditor can be paid by the debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit.

         (d) Loans. Any Eurocurrency Loan in the currency of a participating member state shall be made in the euro unit.

         (e) Payment to the Administrative Agent. Sections 1.04 and 4.03 shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Administrative Agent in immediately available, freely transferable, cleared funds to such account with such bank in London, UK (or such other principal financial center in such participating member state as the Administrative Agent may from time to time nominate for this purpose) as the Administrative Agent shall from time to time nominate for this purpose with a written notice to the Company and the Banks.

         (f) Payments by the Administrative Agent to the Banks. Any amount payable by the Administrative Agent to the Banks under this Agreement in the currency of a participating member state may, in its sole discretion, be paid in the euro unit.

         (g) Payments by the Administrative Agent Generally. With respect to the payment of any amount denominated in the euro or in a national currency unit, the Administrative Agent shall not be liable to any Borrower or any of the Banks in any way whatsoever for any delay, or the consequences of any delay, in the credit to any account of any amount required by this Agreement to be paid by the Administrative Agent if the Administrative Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with the bank in the principal financial center in the participating member state which any Borrower or, as the case may be, any Bank shall have specified for such purpose. In this paragraph (g), "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Administrative Agent may from time to time determine for the purpose of clearing or settling payments of the euro.

         (h) Basis of Accrual. If the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a participating state shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a participating member state; provided, that if any Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Loan, at the end of the then current Interest Period and that the Administrative Agent shall notify the Company and the Banks of such replacement.

         (i) Rounding and Other Consequential Changes. Without prejudice and in addition to any method of conversion or rounding prescribed by any EMU legislation and without prejudice to the respective liabilities for Indebtedness of the Borrowers to the Banks and the Banks to the Borrowers under or pursuant to this Agreement:

                   (i) each reference in this Agreement to a minimum amount (or an integral multiple thereof) in a national currency unit to be paid to or by the Administrative Agent shall be replaced by a reference to such reasonably comparable and convenient amount (or an integral multiple thereof) in the euro unit as the Administrative Agent may from time to time specify; and

                  (ii) each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or changeover to the euro in participating member states.

SECTION 2.           LETTERS OF CREDIT.

        Section 2.01. Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any Borrower may request that the Issuing Agent issue, at any time and from time to time on and after the Effective Date and prior to the thirtieth (30) day prior to the Final Maturity Date, for the account of such Borrower, an irrevocable standby letter of credit denominated in Dollars or other Eurocurrency in support of obligations of the Company or any Subsidiary, in a form customarily used by the Issuing Agent or in such other form as has been approved by the Issuing Agent (each such standby letter of credit a "Letter of Credit").

         (b) The Issuing Agent hereby agrees that it will (subject to the terms and conditions contained herein) at any time and from time to time on or after the Effective Date and prior to the thirtieth (30) day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of such Borrower one or more Letters of Credit, as is permitted to remain outstanding without giving rise to a Default or an Event of

Default, provided that the Issuing Agent shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                   (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Agent from issuing such Letter of Credit or any requirement of law applicable to the Issuing Agent or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Issuing Agent shall prohibit, or request that the Issuing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular; or

                  (ii) the Issuing Agent shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the last sentence of Section 2.03(b).

In addition, the Issuing Agent shall not be obligated to issue any Letter of Credit at a time when a Bank Default exists unless the Issuing Agent shall have entered into arrangements satisfactory to it and the Company to eliminate the Issuing Agent's risk with respect to the Bank which is the subject of the Bank Default, including by cash collateralizing an amount equal to such Bank's Letter of Credit Exposure at such time. Upon the issuance of or amendment to any Letter of Credit, the Issuing Agent shall promptly notify the Administrative Agent and each Bank of such issuance or amendment. The notice to the Administrative Agent shall be accompanied by a copy of such Letter of Credit or amendment thereof and in the event any Bank requests a copy of such Letter of Credit or amendment, such copies will be provided by the Administrative Agent. The Administrative Agent shall notify each Bank of the amount of such Bank's respective participation in such Letter of Credit.

         (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the U.S. Dollar Equivalent of Stated Amount of which, when added to the U.S. Dollar Equivalent of Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $10,000,000,
(y) when added to the sum of the outstanding portion of Original Dollar Amount (or the U.S. Dollar Equivalent) of all Revolving Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time or (z) when added to the sum of the outstanding portion of Original Dollar Amount (or the U.S. Dollar Equivalent) of all Revolving Loans and Local Currency Loans, an amount equal to the Total Commitment at such time, and (ii) each Letter of Credit shall by its terms terminate, or may be terminated by the Issuing Agent, on or before the earlier of (x) one year after the issuance thereof and (y) the fifth Business Day prior to the Final Maturity Date.

         Section 2.02. Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall not be less than the U.S. Dollar Equivalent of $125,000 or such lesser amount as is acceptable to the Issuing Agent.

        Section 2.03. Letter of Credit Requests. (a) Whenever any Borrower desires that a Letter of Credit be issued for its account, the Company (but not any other Borrower) shall give the Administrative Agent and the Issuing Agent at least five Business Days' (or such shorter period as is acceptable to the Issuing Agent) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). Each Subsidiary Borrower irrevocably appoints the Company as its agent hereunder to issue requests for Letters of Credit on its behalf under Section 2.03(a).

         (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the Issuing Agent has received notice from the Required Banks before it issues a Letter of Credit that a Default or an Event of Default then exists or that the issuance of such Letter of Credit would violate Section 2.01(c), the Issuing Agent shall issue the requested Letter of Credit for the account of such Borrower in accordance with the Issuing Agent's usual and customary practices.

        Section 2.04. Letter of Credit Participations. (a) Immediately upon the issuance by the Issuing Agent of any Letter of Credit, the Issuing Agent shall be deemed to have sold and transferred to each other Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the applicable Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitment of the Banks pursuant to Section 1.01(b), Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Bank or of all Banks, as the case may be.

         (b) In determining whether to pay under any Letter of Credit, the Issuing Agent shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Agent any resulting liability to the Company, any Subsidiary of the Company or any Bank.

         (c) In the event that the Issuing Agent makes any payment under any Letter of Credit and the applicable Borrower shall not have reimbursed such amount in full to the Issuing Agent pursuant to Section 2.05(a), the Issuing Agent shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Issuing Agent (i) in the case of a Unpaid Drawing payable in Dollars (determined in accordance with Section 2.05(a)), an amount equal to such Participant's Percentage of such Unpaid Drawing, such payment to be made in Dollars and in the same day funds, together with interest on such amount accrued from the date the related payment was made by the Issuing Agent to the date of such payment by such Participant at a rate per annum equal to (x) from the date the related payment was made by the Issuing Agent to the date three (3) Business Days after payment by such Participant is due hereunder, the overnight Federal Funds Rate for each such day and (y) from the date three (3) Business Days after the date such payment is due from such Participant to the date such payment is made by such Participant, the Base Rate in effect for each such day and (ii) in the case of a Unpaid Drawing payable in a Eurocurrency other than Dollars (determined in accordance with Section 2.05(a)), an amount equal to such Participant's Percentage of such Unpaid Drawing, such payment to be made in such Eurocurrency in such funds which are then customary for the settlement of international transactions in such currency, together with interest on such amount accrued from the date the related payment was made by the Issuing Agent to the date of such payment by such Participant at a rate per annum equal to (x) from the date the related payment was made by the Issuing Agent to the date three (3) Business Days after payment by such Participant is due hereunder, the Overnight Rate for each such day and (y) from the date three
(3) Business Days after the date such payment is due from such Participant to the date such payment is made by such Participant, the sum of 1% plus the Overnight Rate for each such day. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Issuing Agent (i) in the case of an Unpaid Drawing payable in Dollars, the amount required by the foregoing on such Business Day and (ii) in the case of an Unpaid Drawing payable in a Eurocurrency other than Dollars, the amount required by the foregoing on the date three (3) Business Days after such Business Day. The failure of any Participant to make available to the Issuing Agent its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Issuing Agent its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Issuing Agent such other Participant's Percentage of any such payment.

         (d) Whenever the Issuing Agent receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, the Issuing Agent shall pay to each Participant which has paid its Percentage thereof, in the currency and type of funds as so received by the Issuing Agent, an amount equal to such Participant's share
(based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the payment of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

         (e) Subject to Section 2.04(b), the obligations of the Participants to make payments to the Issuing Agent with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                   (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, any other Credit Document, the transactions contemplated herein or therein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries on the one hand and the beneficiary named in any such Letter of Credit on the other hand);

                 (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                   (v)  the occurrence of any Default or Event of Default.

        Section 2.05. Agreement to Repay Letter of Credit Drawings. (a) The applicable Borrower hereby agrees to reimburse the Issuing Agent, by making payment to the Administrative Agent, for any payment or disbursement made by the Issuing Agent under any Letter of Credit (each such amount, so paid until reimbursed, a "Unpaid Drawing") as follows: (i) the reimbursement by the applicable Borrower of a Unpaid Drawing under a Letter of Credit denominated in Dollars shall be made in Dollars and (ii) the reimbursement by the applicable Borrower of a Unpaid Drawing under a Letter of Credit denominated in a Eurocurrency other than Dollars shall be made (x) by payment in Dollars of the U.S. Dollar Equivalent, calculated on the date the Issuing Agent paid such Drawing, of the amount paid by the Issuing Agent pursuant to such Drawing, or
(y) if the Issuing Agent shall elect by notice to the applicable Borrower, by payment in the Eurocurrency which was paid by the Issuing Agent pursuant to such Drawing in an amount equal to such Drawing and (iii) reimbursement in Dollars of a Unpaid Drawing shall be made (x) on the date such Drawing is paid, if the Issuing Agent provides notice to the Company by 12:00 Noon (New York time) of such payment or (y) by, if the Issuing Agent provides notice to the Company after 12:00 Noon (New York time) of such payment, on the next Business Day, and
(iv) reimbursement in a Eurocurrency other than Dollars of a Unpaid Drawing shall be made by no later than 12:00 Noon (local time) at the place of payment or if earlier, such local time as is necessary for such funds to be received and transferred to the Issuing Agent for same day value on the day such reimbursement obligation is due, (x) on the date such Drawing is paid, if the Issuing Agent provides notice to the Company by 11:00 A.M. (local time) of such payment or (y) on the next Business Day, if the Issuing Agent provides notice to the Company after 11:00 A.M. (local time), any reimbursement of a Unpaid Drawing received after such time shall be deemed to have been received by the Issuing Agent on the next Business Day. In the event the Issuing Agent is not reimbursed by the applicable Borrower (whether out of the proceeds of Loans or otherwise) for the amount the Issuing Agent pays on any draft drawn under a Letter of Credit issued hereunder by 12:00 Noon (New York time, local time or such other local time, as applicable) on the date when such Drawing is paid, the obligation of the applicable Borrower to reimburse the Issuing Agent for the amount of such draft paid shall bear interest (which the applicable Borrower hereby promises to pay on demand) from and after the date the draft is paid until payment in full thereof at a fluctuating rate per annum equal to (x) in the case of a Drawing under a Letter of Credit denominated in Dollars or a Letter of Credit denominated in a Eurocurrency other than Dollars as to which the Issuing Agent has requested that the applicable Borrower reimburse such Drawing in Dollars, the Base Rate as from time to time in effect; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time, local time or such other local time, as applicable) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Agent (and until reimbursed by the applicable Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 2% and (y) in the case of a Drawing under a Letter of Credit denominated in a Eurocurrency other than Dollars as to which the Issuing Agent has requested that the applicable Borrower reimburse such Drawing in such currency in which such Letter of Credit was denominated, the sum of the Applicable Margin from time to time in effect plus the Overnight Rate; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (local time) on the third Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the Issuing Agent (and until reimbursed by the applicable Borrower) at a rate per annum which shall be the Overnight Rate plus the Applicable Margin in effect from time to time plus 2%. The Issuing Agent shall give the applicable Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the applicable Borrower's obligations hereunder.

         (b) The obligations of the applicable Borrower under this Section 2.05 to reimburse the Issuing Agent with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or any of its Subsidiaries may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any non-application or misapplication by the beneficiary of the proceeds of such Drawing, the Issuing Agent's only obligation to the applicable Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Issuing Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Agent any resulting liability to the Company or any of its Subsidiaries.

        Section 2.06. Increased Costs. If at any time after the date hereof, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Agent or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the Issuing Agent or participated in by any Participant, or (ii) impose on the Issuing Agent or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to the Issuing Agent or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by the Issuing

Agent or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the Issuing Agent or such Participant, pursuant to the laws of the jurisdiction in which the Issuing Agent or such Participant is organized or the jurisdiction in which the Issuing Agent's or such Participant's principal office or applicable lending office is located or any subdivision thereof or therein), then, within 15 days after demand of the Company by the Issuing Agent or such Participant (a copy of which demand shall be sent by the Issuing Agent or such Participant to the Administrative Agent), the Company shall pay to the Issuing Agent or such Participant such additional amount or amounts as will compensate the Issuing Agent or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The Issuing Agent or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.06, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by the Issuing Agent or such Participant (a copy of which certificate shall be sent by the Issuing Agent or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the Issuing Agent or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Company. To the extent the notice required by the second preceding sentence is given by the Issuing Agent or any Participant more than 6 months after the occurrence of the event giving rise to the additional costs of the type described in this Section 2.06, the Issuing Agent or such Participant shall not be entitled to compensation under this Section 2.06 for any amounts incurred or accrued prior to the 6-month period before the giving of such notice to the Company.

SECTION 3.    FEES; REDUCTIONS OF COMMITMENTS.

        Section 3.01. Fees. (a) The Company agrees to pay to the Administrative Agent for distribution to each Bank a Commitment Fee in Dollars (the "Commitment Fee") for the period from the Effective Date to but not including the Final Maturity Date (or such earlier date as the Total Commitment shall have been terminated) on the daily average Unutilized Commitment of such Bank, at a rate per annum equal to the Commitment Fee Rate as in effect from time to time. Accrued Commitment Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, and on the Final Maturity Date (or upon such earlier date as the Total Commitment is terminated).

         (b) The Company agrees to pay to the Administrative Agent for pro rata distribution to each Bank (based upon such Bank's Percentage) a fee in Dollars in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to but not including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time on the daily U.S. Dollar Equivalent of Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

         (c) The Company agrees to pay to the Issuing Agent, for its account, a facing fee in respect of each Letter of Credit issued by the Issuing Agent in such amounts as agreed between the Company and the Issuing Agent in the Engagement Letter dated October 29, 1998 (the "Engagement Letter").

         (d) The Company agrees to pay to the Issuing Agent, upon each drawing under, issuance of, or amendment to, any Letter of Credit issued by the Issuing Agent, such amount as shall at the time of such event be the standard administrative charge which the Issuing Agent is generally imposing in connection with such occurrence with respect to letters of credit.

         (e) The Company agrees to pay to the Administrative Agent, for the account of each Bank on the date hereof, such upfront fees as agreed between the Company and the Administrative Agent in the Engagement Letter.

         (f) The Company agrees to pay to the Administrative Agent and the Syndication Agent, each for its own account, such other fees as agreed to by the Company in the Engagement Letter.

        Section 3.02. Voluntary Reduction of Commitments. (a) Upon at least five Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Commitment in whole or in part, in an amount not less than $10,000,000 and in integral multiples of $1,000,000 in excess thereof in the case of partial reductions to the Total Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Commitments of each Bank.

         (b) With respect to any Bank subject to replacement pursuant to and as and to the extent provided in Section 13.12(b), the Company may, upon five Business Days' prior notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) terminate the entire Commitment of such Bank so long as all Loans, together with all accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule 1.01 shall be deemed modified to reflect such changed amounts), and at such time such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation,
Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such repaid Bank.

         Section 3.03. Mandatory Reduction of Commitments. The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Final Maturity Date.

SECTION 4.   PREPAYMENTS; PAYMENTS.

        Section 4.01. Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans (other than Local Currency Loans) made to it, without premium or penalty but with payment of amounts required under Section 1.11, in whole or in part at any time and from time to time on the following terms and conditions: (i) the respective Borrower shall give the Administrative Agent prior to 12:00 Noon (New York time) at its Notice Office (x) same day written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of such Borrower's intent to prepay Eurocurrency Loans, the amount of such prepayment and, in the case of Eurocurrency Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Banks; and (ii) each prepayment shall be of Loans having an Original Dollar Amount of at least $1,000,000 and in integral multiples of $250,000 in excess thereof provided that if any partial prepayment of Eurocurrency Loans made pursuant to any Borrowing shall reduce the outstanding Eurocurrency Loans made pursuant to such Borrowing to an amount less than an Original Dollar Amount of $2,000,000, then such Borrowing may not be continued as a Borrowing of Eurocurrency Loans and any election of an Interest Period with respect thereto given by the respective Borrower shall have no force or effect. In such event, such Borrowing, if denominated in Dollars, shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans, and such Borrowing, if denominated in a currency other than Dollars, shall be repaid at the end of the then current Interest Period. Any Local Currency Loan shall be prepayable to the extent and on the terms provided in the applicable Local Currency Documentation. Each repayment in respect of any Loans made pursuant to a specific Borrowing shall be applied pro rata among such Loans

         (b) With respect to any Bank subject to replacement pursuant to and as and to the extent provided in Section 13.12(b), the respective Borrower may, upon five Business Days' written notice by such Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), repay all Loans, together with all accrued and unpaid interest, Fees, and all other amounts owing to the non-consenting Bank in accordance with said Section 13.12(b) so long as (A) the Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule 1.01 shall be deemed modified to reflect the changed Commitments) and (B) the consents required by Section 13.12(b) in connection with the prepayment pursuant to this Section 4.01(b) have been obtained.

        Section 4.02. Mandatory  Prepayments.  (a) (i) If on any date the sum of
(I) the aggregate outstanding Original Dollar Amount of Revolving Loans and (II) the aggregate amount of the U.S. Dollar Equivalent of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, there shall be required to be repaid on such date that principal amount of Loans, in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Loans, the aggregate amount of the U.S. Dollar Equivalent of Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, there shall be paid to the Administrative Agent at its Payment Office on such date an amount of cash equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash to be held as security for the obligations of the Borrowers hereunder in a cash collateral account established by the Administrative Agent.

                  (ii) If on any date the sum of the aggregate outstanding Original Dollar Amount of Local Currency Loans made under any Local Currency Commitment exceeds such Local Currency Commitment as then in effect, there shall be required to be repaid on such date that principal amount of such Local Currency Loans in an amount equal to such excess.

         So long as no Default or Event of Default has occurred and is continuing, compliance with this Section 4.02(a) shall be tested as of the last day of each calendar month. Upon the occurrence and during the continuance of any Default or Event of Default, compliance with this Section 4.02(a) shall be tested on a daily basis and all obligations shall be measured by the U.S. Dollar Equivalent thereof.

         (b) With respect to each repayment of Loans required by Section 4.02, the respective Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurocurrency Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurocurrency Loans made pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all such Eurocurrency Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurocurrency Loans denominated in Dollars made pursuant to a single Borrowing shall reduce the outstanding Eurocurrency Loans made pursuant to such Borrowing to an amount less than $2,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans, and (iii) if any repayment of Eurocurrency Loans denominated in a currency other than Dollars made pursuant to a single Borrowing shall reduce the outstanding Eurocurrency Loans made pursuant to such Borrowing to an amount less than an Original Dollar Amount of $2,000,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (iv) each repayment in respect of any Loans made pursuant to a specific Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

         (c) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans shall be repaid in full on the Final Maturity Date.

        Section 4.03. Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note (i) to be made in Dollars shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto no later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Administrative Agent's Payment Office and (ii) to be made in a Eurocurrency other than Dollars shall be made to the Administrative Agent, no later than 12:00 noon local time at the place of payment (or such earlier time as the Administrative Agent may notify to the relevant Borrower(s) as necessary for such funds to be received for same day value on the date of such payment) in the currency in which such amount is owed to such office as the Administrative Agent has previously specified in a notice to the Borrowers for the benefit of the Person or Persons entitled thereto. All payments under this Agreement relating to Local Currency Loans shall be made in the manner provided in the applicable Local Currency Documentation. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be (subject to Section 1.09(iv)) extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Except as provided in Section 1.15, all payments of principal and interest to be made with respect to any Loan shall be made in the same currency as such Loan is denominated.

        Section 4.04. Net Payments. (a) All payments made by the Borrowers hereunder or under any Note will be made without setoff, counterclaim or other defense (except payment in full in accordance with the terms of this Agreement). Except as provided in Section 4.04(b) and (c) with respect to payments made by a Borrower hereunder or under any Note, all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein from or through which such payments originate or are made (but excluding, (i) in the case of each Bank and the Administrative Agent, any tax imposed on or measured by net income or profits pursuant to the laws of the jurisdiction in which such Bank or the
Administrative Agent (as the case may be) is organized or any subdivision thereof or therein and (ii) in the case of each Bank, any tax imposed on or measured by net income or profits pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the respective Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The respective Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts, or other documents reasonably satisfactory to the Bank or Administrative Agent, evidencing such payment by such Borrower. Subject to the exclusions in the second parenthetical clause of this Section 4.04(a), the respective Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

         (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made by the Company under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made by the Company under this Agreement and under any Note. Furthermore, each such Bank agrees to provide such other information to the Company and the Administrative Agent as may be reasonably necessary or appropriate for such Bank to avail itself of any benefit provided by an applicable bilateral income tax treaty with respect to any payment hereunder. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments by the Company under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes, income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in
Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not timely provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of Taxes, income or similar taxes imposed by the United States if (I) such Bank has not provided to the Company the complete and accurate Internal Revenue Service Forms or other information required to be provided to the Company pursuant to this Section 4.04(b) or (II) in the case of a payment to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Company agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date hereof in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

         (c) If a Bank is managed and controlled from or incorporated under the laws of any jurisdiction other than the United Kingdom and is required to make Revolving Loans to a Subsidiary Borrower incorporated in the United Kingdom through a lending office located outside the United Kingdom (a "Non-U.K. Bank"), such Non-U.K. Bank agrees to file with the relevant taxing authority (with a copy to the Company and the Administrative Agent), to the extent that it is entitled to file, at the expense of such Subsidiary Borrower within 20 days after the Effective Date, or in the case of a Non-U.K. Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or

13.04 (unless the respective Non-U.K. Bank was already a Non-U.K. Bank immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Non-U.K. Bank, two accurate and complete copies of the form entitled "Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom," or its counterpart with respect to jurisdictions other than the United States, or any successor form. Such Non-U.K. Bank shall claim in such form its entitlement to a complete exemption from or reduced rate of U.K. withholding tax on interest paid by such Subsidiary Borrower hereunder, and shall file with the relevant taxing authority, any successor forms thereto if any previously filed form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form, provided that the failure to obtain such exemption from or reduced rate of U.K. withholding tax shall not alter the obligations of the Borrowers under Section 4.04(a).

         (d) Each Bank represents and warrants to the Administrative Agent and the Borrowers that under applicable law and treaties in effect as of the date hereof no taxes imposed by the United States or any country in which such Bank is organized or controlled or in which such Bank's applicable lending office is located or any political subdivision of any of the foregoing will be required to be withheld by the Borrowers with respect to any payments to be made to such Bank, or any of its Applicable Lending Offices, in respect of any of the Loans; provided, however, that the Banks shall not make the representations and warranties under this Section 4.04(d) with respect to, and such representations and warranties shall not include, (i) Loans denominated in a currency other than the official currency of the jurisdiction under the laws of which the applicable Borrower is organized, (ii) Loans for which the outstanding principal thereof and interest thereon is being paid by the Company pursuant to Section 12 and
(iii) Loans to any Subsidiary Borrower not a party hereto as of the Effective Date.

        Section 4.05. Application After Event of Default. Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Bank on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) of the Administrative Agent in connection with enforcing the rights of the Banks under the Credit Documents;

                  SECOND, to the payment of all reasonable costs and expenses (including without limitation reasonable attorneys' fees), of each of the Banks in connection with enforcing its rights under the Credit Documents;

                  THIRD, to the payment of all accrued fees and interest payable to the Banks, the Administrative Agent or the Issuing Agent hereunder;

                  FOURTH, to the payment of the outstanding principal amount of the Loans and Unpaid Drawings under Letters of Credit pro rata as set forth below;

                  FIFTH, to the payment or cash collateralization of the outstanding Letter of Credit Outstandings;

                  SIXTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FIFTH" above and the Hedging Obligation of the Company to any of the Banks; and

                  SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (b) each of the Banks shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans and Letter of Credit Outstandings held by such Bank bears to the aggregate then outstanding Loans and Letter of Credit Outstandings) of amounts available to be applied pursuant to clauses "SECOND," "THIRD," "FOURTH," "FIFTH," and "SIXTH" above; and (c) to the extent that any amounts available for distribution pursuant to clause "FIFTH" above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (x) first, to reimburse the Issuing Agent from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses "FIRST" through "SIXTH" above in the manner provided in this Section 4.05.

SECTION 5.    CONDITIONS PRECEDENT.

        Section 5.01. Conditions to Effective Date and Credit Events on the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10, and the obligation of each Bank to make Loans, and the obligation of the Issuing Agent to issue Letters of Credit, in each case on the Effective Date, are subject at the time of such Credit Event to the satisfaction of the following conditions:

                   (a) Execution of Agreement; Notes. (i) This Agreement shall have been executed and delivered as provided in Section 13.10, and (ii) to the extent requested by any Bank, there shall have been delivered to the Administrative Agent for the account of the requesting Bank(s) the appropriate Revolving Notes and/or Local Currency Notes executed by the respective Borrower in the amount, maturity and as otherwise provided herein.

                   (b) Opinion of Counsel. On the Effective Date, the Administrative Agent shall have received an opinion, addressed to the Administrative Agent and each of the Banks and dated the Effective Date, from Hertzog, Calamari & Gleason, special counsel of the Credit Parties, covering the matters set forth in and in the form of Exhibit E and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and such other foreign counsel opinions as the Administrative Agent may reasonably request.

                   (c) Corporate Documents; Proceedings; Officers' Certificates.
         (i) On the Effective Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Effective Date, signed by the Secretary or any Assistant Secretary of such Borrower, substantially in the form of Exhibit F-1, with appropriate insertions, together with copies of the certificate of incorporation and by-laws of such Credit Party and the resolutions of the Credit Party referred to in such certificate, and a certificate, dated the Effective Date, signed by the Senior Financial Officer of such Credit Party, substantially in the form of Exhibit F-2, and each of the foregoing shall be satisfactory to the Administrative Agent.

                           (ii) All corporate  proceedings  and all  instruments
                  and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be satisfactory in form and substance to the Administrative Agent, and, with respect to each Credit Party, the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals (to the extent required under clause (d) below), which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                   (d) Governmental Approvals, etc. On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (except such approvals the failure to obtain which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect).

                   (e) Adverse Changes Etc. Since January 2, 1998, nothing shall have occurred which has, or could be expected to have, a Material Adverse Effect.

                   (f) Litigation. On the Effective Date, there shall be no actions, suits proceedings or investigations pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which the Administrative Agent and the Required Banks shall determine could reasonably be expected to have a Material Adverse Effect. In addition, on or prior to the Effective Date, the Administrative Agent shall have received a schedule setting forth each litigation pending or, to the knowledge of any Borrower, threatened against the Company or any Subsidiary.

                   (g) Existing Credit Agreements. On or prior to the Effective Date, the Company shall have provided evidence satisfactory to the Administrative Agent of the termination of the Existing Credit Agreements which provides for the release of the Company from its obligations under the Existing Credit Agreements (except as to those provisions which, by their terms survive such termination).

                   (h) Fees, etc. On the Effective Date, the Company shall have paid to the Administrative Agent and the Banks in accordance with this Agreement and the Engagement Letter (i) in the case of the Banks, all fees payable to them and (ii) in the case of the Administrative Agent, all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to it, to the extent then due.

                   (i) Pledge Agreement. On the Effective Date, the Company and Artesyn North America Inc. shall have duly authorized, executed and delivered the Pledge Agreement in the form of Exhibit N (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Administrative Agent for the benefit of Creditors, as pledgee thereunder, all of the Pledged Securities referred to therein, accompanied by executed and undated stock powers, and the Pledge Agreement shall be in full force and effect.

        Section 5.02. Conditions as to All Credit Events. The occurrence of the Effective Date pursuant to Section 13.10, and the obligation of each Bank to make Loans (including Loans made on the Effective Date and the obligation of the Issuing Agent to issue any Letter of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

                   (a) No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default, (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date) and (iii) nothing shall have occurred which has, or could be expected to have, a Material Adverse Effect.

                   (b) Notice of Borrowing, Letter of Credit Request. (i) Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a).

                           (ii) Prior to the issuance of each Letter of Credit, the Administrative Agent and the Issuing Agent shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

The occurrence of the Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrowers that all the applicable conditions to such Credit Event specified in this
Section 5 have been satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, if any, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent and the Banks.

        Section 5.03. Subsidiary Borrowers, etc. (a) At any time that the Company desires that a Wholly-Owned Subsidiary of the Company become a Subsidiary Borrower hereunder, such Subsidiary Borrower shall satisfy the following conditions at the time it becomes a Subsidiary Borrower:

                   (i) if requested by any Bank, such Subsidiary Borrower shall have executed and delivered Revolving Notes and, if appropriate, Local Currency Notes satisfying the conditions of Section 1.05;

                  (ii) such Subsidiary Borrower shall have executed and delivered an Election to Become a Subsidiary Borrower, which shall be in full force and effect, and if such Subsidiary Borrower is a Domestic Subsidiary, such Subsidiary Borrower shall deliver a Subsidiary Guarantee Agreement, and if such Subsidiary Borrower is a First Tier Foreign Subsidiary, the Company shall cause 65% of the Voting Stock of such Subsidiary to be pledged to the Administrative Agent, to the extent not having been so pledged;

                 (iii) to the extent any of the documents, writings, records, instruments and consents that would have been required by Section 5.01(c) if such Subsidiary Borrower had been subject thereto on the Effective Date had not been heretofore delivered, such items shall have been delivered to, and shall be satisfactory to, the Administrative Agent; and

                  (iv) such Subsidiary Borrower shall have received the consent of the Administrative Agent and the Banks, such consent not to be unreasonably withheld.

         (b) Each Subsidiary Borrower shall cease to be a Borrower hereunder upon the delivery to the Administrative Agent of an Election to Terminate in the form of Exhibit L hereto or such Subsidiary Borrower ceasing to be a Subsidiary. Upon ceasing to be a Borrower pursuant to the preceding sentence, a Borrower shall lose the right to request Borrowings hereunder, but such circumstance shall not affect any obligation of a Subsidiary Borrower theretofore incurred.

        Section 5.04. Determinations Under Section 5.01. For purposes of determining compliance with the conditions specified in Section 5.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Banks unless an officer of the Administrative Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Bank prior to the Effective Date specifying its objection thereto.

SECTION 6.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (and participate in) the Letters of Credit as provided herein, each Borrower makes the following representations, warranties and agreements, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit.

        Section 6.01. Status. Each of the Company and its Subsidiaries (i) is duly organized, validly existing and, if applicable, in good standing, under the laws of the jurisdiction of its incorporation or organization, (ii) has the corporate or comparable power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation and, if applicable, in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, in each case except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect. Schedule 6.01 (as updated from time to time pursuant to Section 7.01) hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, the percentage of issued and outstanding shares of each class of its capital stock (or other equity interest) owned by the Company and its Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares or comparable equity interest as required by law), a description of each class of its authorized capital stock (or other equity interest) and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock (or other equity interest) of each Subsidiary are validly issued and outstanding and fully paid and nonassessable. As of the Effective Date, such shares owned by the Company and its Subsidiaries are owned beneficially, and of record, free of any Lien (other than pursuant to the Pledge Agreement).

        Section 6.02. Power and Authority. Each Credit Party has the corporate or comparable power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate or comparable action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

        Section 6.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) contravenes any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) conflicts or is inconsistent with or results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of (or the obligation to create or impose) any Lien (other than pursuant to the Pledge Agreement) upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which the Company or any of its Material Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, except where such conflict, inconsistency, breach or default would not reasonably be expected to result in a Material Adverse Effect or (iii) violates any provision of the certificate of incorporation or by-laws (or the equivalent documents) of the Company or any of its Subsidiaries.

        Section 6.04. Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the relevant Credit Event and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained by any Credit Party to authorize, or is required for,
(i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

        Section 6.05. Financial Statements; Financial Condition. All financial statements heretofore delivered to the Banks showing historical performance of the Company for each of the fiscal years ended on or before January 2, 1998, have been prepared in accordance with GAAP applied on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Company and its Subsidiaries included in such financial statements have no contingent liabilities material to the Company and its Subsidiaries taken as a whole, other than those disclosed in such financial statements referred to in this Section
6.05 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. Since January 2, 1998, there has been no Material Adverse Effect.

        Section 6.06. Litigation; Labor Controversies. (a) Except as set forth in Schedule 6.06, there are no actions, suits or proceedings pending or, to the knowledge of any Borrower, threatened against the Company or any Subsidiary in which there is a reasonable possibility of an adverse decision (i) which in any manner draws into question the validity or enforceability of any Credit Document or (ii) that would reasonably be expected to have a Material Adverse Effect.

         (b) Except as set forth on Schedule 6.06, there are no labor controversies pending or, to the best knowledge of any Borrower, threatened against the Company or any Subsidiary which would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that would reasonably be expected to have a Material Adverse Effect.

        Section 6.07. True and Complete Disclosure. All factual information (except projections and forecasts provided in good faith and based on reasonable estimates as to which no representation is made) heretofore or contemporaneously furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Bank (including, without limitation, all information relating to the Company and its Subsidiaries contained in the Credit Documents for purposes of or in connection with this Agreement, or any transaction contemplated herein), is to the knowledge of the Company (and subject to any limitations and qualifications set forth therein) true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

        Section 6.08. Use of Proceeds; Margin Regulations. (a) All proceeds of Loans shall be used by the respective Borrowers (i) to repay certain existing Indebtedness of the Company and its Subsidiaries, or (ii) for the working capital and general corporate purposes of the Company and its Subsidiaries, including non-hostile acquisitions as permitted by Section 8.05(g).

         (b) No part of the proceeds of any Loan will be used by any Borrower or any Subsidiary thereof to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

        Section 6.09. Tax Returns and Payments. Each of the Company and its Subsidiaries has timely filed or caused to be timely filed, on the due dates thereof or pursuant to applicable extensions thereof, with the appropriate taxing authority, all foreign, Federal and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries, except where the failure to so file would not reasonably be expected to result in a Material Adverse Effect. Each of the Company and its Subsidiaries has paid all material taxes payable by them as set forth in such Returns other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with GAAP and which if unpaid would reasonably be expected to result in a Material Adverse Effect.

        Section 6.10. Compliance with ERISA. Each Plan is in substantial compliance with the material provisions of ERISA and the Code; no Reportable Event has occurred with respect to any Plan; no Plan is insolvent or in reorganization; the aggregate Unfunded Current Liability for all Plans does not exceed $1,000,000, and no Plan has any accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all material contributions required to be made with respect to a Plan have been timely made; neither the Company nor any Subsidiary of the Company nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), or 4971 of the Code; no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan other than pursuant to Section 4041(b) of ERISA; and no lien imposed under the Code or ERISA on the assets of the Company or any Subsidiary of the Company or any ERISA Affiliate exists or is likely to arise on account of any Plan.

        Section 6.11. Compliance with Statutes, etc. Each of the Company and its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of their businesses and the ownership of their property, except any such noncompliance as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

        Section 6.12. Environmental Matters. (a) In the ordinary course of its business, the Company and its Subsidiaries conduct an ongoing review of the effect of Environmental Laws on the Properties and all aspects of the business and operations of the Company and its Subsidiaries in the course of which the Company identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of Properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with standards imposed by law and any actual or potential liabilities to third parties, including employees or governmental entities, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

         (b) Neither the Company nor any Subsidiary has given, nor is it required to give, nor has it received, any written notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding that would reasonably be expected to have a Material Adverse Effect claiming that: (i) the Company or any Subsidiary has violated, or is about to violate, any Environmental Law; (ii) there has been a release, or there is a threat of release, of Hazardous Materials from the Company's or any Subsidiary's Property, facilities, equipment or vehicles; (iii) the Company or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Materials; or (iv) any of the Company's or any Subsidiary's Property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any Environmental Law arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Materials.

         Section 6.13. Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        Section 6.14. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        Section 6.15. Patents, Licenses, Franchises and Formulas. Each of the Company and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, or each has obtained licenses or assignments of all other rights of whatever nature necessary for the present conduct of its businesses, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would reasonably be expected to result in a Material Adverse Effect.

         Section 6.16. Properties. Each of the Company and its Subsidiaries has good title to all material properties owned by them, free and clear of all Liens, other than as permitted by Section 8.04.

        Section 6.17. Solvency. On and as of the Effective Date, (a) the sum of the assets, at a fair valuation, of the Company (on a stand-alone basis), each Material Subsidiary (on a stand-alone basis) and the Company and its Subsidiaries (taken as a whole) will exceed the debts of the Company (on a stand-alone basis), such Material Subsidiary (on a stand-alone basis) or the

Company and its Subsidiaries (taken as a whole), as applicable; (b) the Company (on a stand-alone basis), each Material Subsidiary (on a stand-alone basis) and the Company and its Subsidiaries (taken as a whole) have not incurred and do not intend to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature; and (c) the Company (on a stand-alone basis), each Material Subsidiary (on a stand-alone basis) and the Company and its Subsidiaries (taken as a whole) will have sufficient capital and assets with which to conduct their businesses. For purposes of this Section 6.17, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

        Section 6.18. Capitalization. On the Effective Date, the authorized and issued capital stock (or other equity interest) of the Company and its Subsidiaries shall be as set forth on Schedule 6.01. All outstanding shares of capital stock of the Company have been duly and validly issued, and are fully paid and nonassessable. The Company and its Subsidiaries do not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except as set forth on Schedule 6.01.

        Section 6.19. Year 2000. The Company and its Subsidiaries have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications, as well as embedded microchips in non-computer devices, used by the Company and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31,
1999), and have made related appropriate inquiry of material suppliers, vendors and customers. Based on such review and program, the Company believes that the "Year 2000 Problem" will not have a Material Adverse Effect on the Company and its Subsidiaries.

        Section 6.20. Security Interests. On and after the Effective Date, the Pledge Agreement (to the extent so provided therein) creates, as security for the Obligations, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens, in favor of the Administrative Agent for the benefit of Creditors. No filings or recordings are required in order to perfect the security interests created under the Pledge Agreement.

SECTION 7.    AFFIRMATIVE COVENANTS.

         Each Borrower covenants and agrees that on and after the date hereof and until the Total Commitment and all Letters of Credit have terminated, and the Loans, any Unpaid Drawings and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

        Section 7.01. Existence; Subsidiaries. The Company shall, and shall cause each of its Subsidiaries to, preserve and maintain its corporate or comparable existence, subject to the provisions of Section 8.02 hereof. As a condition to establishing or acquiring any Material Domestic Subsidiary or if any Subsidiary becomes a Material Domestic Subsidiary, unless the Required Banks otherwise agree, the Company shall, promptly after the establishment or acquisition (or such change) thereof, (i) cause such Subsidiary to execute a Subsidiary Guarantee Agreement in accordance with Section 7.15, (ii) cause such Subsidiary to deliver documentation similar to that described in Sections 5.01(b) and (c) relating to the authorization for, execution and delivery of, and validity of such Subsidiary's obligations as a Guarantor under the Guaranty in form and substance satisfactory to the Administrative Agent. As a condition to establishing or acquiring any First Tier Foreign Subsidiary or if any Subsidiary becomes a First Tier Foreign Subsidiary, unless the Required Banks otherwise agree, the Company shall, promptly after the establishment or acquisition (or such change) thereof, (i) cause 65% of the Voting Stock of such Subsidiary to be pledged under the Pledge Agreement, and (ii) deliver to the Administrative Agent certificates of such Stock, accompanied by executed and undated stock powers. Upon establishing or acquiring any Subsidiary, the Company shall deliver an updated Schedule 6.01 to reflect the new Subsidiary.


        Section 7.02. Maintenance. The Company shall maintain, preserve and keep its plants, Properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and shall from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, Properties and equipment shall be reasonably preserved and maintained, and the Company shall cause each of its Material Subsidiaries to do so in respect of Property owned or used by it. The Company shall adopt and/or implement in a timely manner any program referred to in Section 6.19 hereof to address, on a timely basis, the Year 2000 Problem.

        Section 7.03. Taxes. The Company shall duly pay and discharge, and shall cause each of its Subsidiaries duly to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Company or such Subsidiary or unless and to the extent that the failure to pay and discharge the same would not reasonably be expected to result in a Material Adverse Effect.

        Section 7.04. ERISA. The Borrower shall, and shall cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its material properties or assets and shall promptly notify the Administrative Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which would reasonably be expected to result in the incurrence by the Company or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any of its Subsidiaries under any post-retirement Welfare Plan benefit.

        Section 7.05. Insurance. The Company shall insure, and keep insured, and shall cause each of its Material Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Company will also insure, and cause each of its Material Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Company will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.05.

        Section 7.06. Financial Reports and Other Information. (a) The Company shall maintain a system of accounting in accordance with GAAP and will provide sufficient copies to the Administrative Agent to furnish to the Banks which the Administrative Agent shall promptly forward to the Banks:

                   (i) within 90 days after the end of each fiscal year of the Company, a copy of the Company's financial statements for such fiscal year, including the consolidated balance sheet of the Company for such year and the related statement of income and statement of cash flow, as certified by independent public accountants of recognized national standing selected by the Company in accordance with GAAP with such accountants' opinion (such opinion to be unqualified) to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in all material respects in accordance with GAAP the consolidated financial position of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (ii) within 45 days after the end of each of the first three quarterly fiscal periods of the Company, a consolidated unaudited balance sheet of the Company, and the related statement of income and statement of cash flow, as of the close of such period, all of the foregoing prepared by the Company in reasonable detail in accordance with GAAP and certified by the Company's Senior Financial Officer as fairly presenting the financial condition as at the dates thereof and the results of operations for the periods covered thereby; and

                 (iii) promptly after the sending or filing thereof, copies of all other regular, periodic and special reports and all registration statements the Company files with the SEC or any successor thereto, or with any national securities exchanges.

         (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 7.06 shall be accompanied by a written certificate in the form attached hereto as Exhibit O signed by the Company's Senior Financial Officer (x) to the effect that no Default or Event of Default has occurred and is continuing during the period covered by such statements or, if any such Default or Event of Default has occurred and is continuing during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Company to remedy the same, (y) setting forth, in reasonable detail, calculations of the Company's compliance with the terms of Sections 7.11, 7.12 and 7.13 and (z) listing Material
Subsidiaries of the Company. Such financial statement shall: (i) include a statement that the Year 2000 remediation efforts of the Company and its Subsidiaries are proceeding as scheduled and; (ii) indicate whether an auditor, regulator, or third party consultant has issued a management letter or other communication regarding the Year 2000 exposure, program or progress of the Company and/or its Subsidiaries.

         (c) The Company will promptly (and in any event within three Business Days after the Senior Financial Officer of any Borrower has knowledge thereof) give notice to the Administrative Agent and each Bank:

                   (i)     of the occurrence of any Default or Event of Default;

                  (ii) of any default or event of default under any Contractual Obligation (which would reasonably be expected to have a Material Adverse Effect) of the Company or any of its Subsidiaries;

                 (iii)     of a Material Adverse Effect;

                  (iv) of the institution of any litigation or governmental proceeding of the type required to be described in Section 6.06 hereof;

                   (v) of any material change in the information set forth on the Schedules hereto; and

                  (vi) of any management letters issued by the Company's auditors with a copy thereof.

        Section 7.07. Bank Inspection Rights. Upon reasonable notice from the Administrative Agent or any Bank, the Company will, (at the Company's expense during the occurrence and continuation of a Default or an Event of Default) permit the Administrative Agent or such Bank (and such Persons as the Administrative Agent or any such Bank may designate) during normal business hours to visit and inspect, under the Company's guidance, any of the properties of the Company or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, all at such reasonable times and as often as may be reasonably requested.

        Section 7.08. Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the respective Borrowers for the purposes as set forth in Section 6.08. No Borrower will use any part of the proceeds of any of the Borrowings or of the Letters of Credit directly or indirectly to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock.

        Section 7.09. Use of Property and Facilities; Environmental Laws. (a) The Company shall, and shall cause each of its Subsidiaries to, comply in all material respects with the requirements of all Environmental Laws applicable to or pertaining to the Properties or business operations of the Company or any Subsidiary, except where failure to comply would not reasonably be expected to have a Material Adverse Effect. Without limiting the foregoing, the Company shall not, and shall not permit any Person within its control to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or upon any real property owned or operated by the Company or any of its Subsidiaries.

         (b) The Company shall promptly provide the Banks with copies of any notice or other instrument of the type described in Section 6.12(b) hereof, and in no event later than five (5) Business Days after the Senior Financial Officer of any Borrower receives such notice or instrument.

        Section 7.10. Compliance with Laws. Without limiting any of the other covenants in this Section 7, the Company shall, and shall cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

        Section 7.11. Consolidated Net Worth. The Company shall, at the end of each Test Period, maintain Consolidated Net Worth at the end of such Test Period at not less than the sum of (i) 85% of Consolidated Net Worth as of the end of the Company's fiscal quarter immediately preceding the date hereof plus (ii) 50% of Consolidated Net Income for each of the Company's fiscal quarters commencing thereafter and ending on or before the end of such Test Period (without taking into account any deficit in Consolidated Net Income) plus (iii) 100% of the net proceeds of the issuance or sale of equity securities by the Company and/or of its Subsidiaries on and after the date hereof.

        Section 7.12. Consolidated Total Indebtedness to Consolidated EBITDA. The Company shall, at the end of each Test Period, maintain a ratio of Consolidated Total Indebtedness for such Test Period to Consolidated EBITDA for such Test Period to be not more than 3.00 to 1.00.

        Section 7.13. Consolidated Fixed Charge Coverage Ratio. The Company shall, at the end of each Test Period, maintain a ratio of (x) Consolidated EBITDA for such Test Period to (y) Consolidated Interest Expense for such Test Period to be not less than 3.00 to 1.00.

         Section 7.14. Pledge. (a) The Obligations hereunder shall be at all times secured by valid, perfected and enforceable liens on the Collateral. The liens in the Collateral shall be granted to the Administrative Agent for the ratable account of the Banks and shall be valid and perfected first liens.

         (b) The Company covenants and agrees that it shall, at any time and as from time to time reasonably requested by the Administrative Agent, execute and deliver such further instruments and do such further acts as the Administrative Agent may reasonably deem necessary or desirable to provide for or protect or ensure the enforceability and priority of the lien in favor of the Banks on the Collateral.

         (c) If following a material change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Company reasonably acceptable to the Administrative Agent does not, within 30 days after a request from the Administrative Agent or the Required Banks, deliver evidence, in form and substance mutually and reasonably satisfactory to the Administrative Agent and the Company, with respect to any Foreign Subsidiary of the Company which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge of 65% or more of the total Voting Stock of such Foreign Subsidiary, and
(ii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Subsidiary Guarantee Agreement, in any such case would have a reasonable likelihood of causing the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be included as income by such Foreign Subsidiary's United States parent for Federal income tax purposes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock so issued by such Foreign Subsidiary not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Administrative Agent for the benefit of the Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if necessary), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary Guarantee Agreement (or another guaranty in substantially similar form, if necessary), guaranteeing the Guaranteed Obligations to the extent that the entering into such Subsidiary Guarantee Agreement is permitted by the laws of the respective foreign jurisdiction and is not restricted by any contract or agreement to which such Foreign Subsidiary is a party (to the extent such restriction is not inconsistent with this Agreement) and with all documents delivered pursuant to this Section 7.14 to be in form and substance reasonably satisfactory to the Administrative Agent. Notwithstanding the foregoing, the Company shall cause (i) any Voting Stock and Non-Voting Stock of any Foreign Subsidiary to be pledged to the Administrative Agent for the benefit of Creditors and (ii) any Foreign Subsidiary to execute the Subsidiary Guaranty in each case to the extent such action does not create any undesirable liability, tax or compliance issues under the laws of the United States or the jurisdiction of organization of such Foreign Subsidiary and is not restricted by any contract or agreement to which such Foreign Subsidiary is a party (to the extent such restriction is not inconsistent with this Agreement) (including, without limitation, actual dividends being paid by any Foreign Subsidiary to the Company or a Domestic Subsidiary).

        Section 7.15. Subsidiary Guarantee. (a) The Company shall cause each of its Material Domestic Subsidiaries, now or hereafter existing, to execute and deliver a Subsidiary Guarantee Agreement. The term "Material Subsidiaries" shall mean (i) any Borrower and any other Subsidiary, now or hereafter existing, that, directly or indirectly through a Subsidiary, either (A) owns assets with a book value in excess of 5% of the book value of the consolidated tangible assets of the Company and its Subsidiaries (the "Assets") measured as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered pursuant to Section 7.06(a)(i) or (ii) or (B) generated annual revenues in excess of 5% of the revenues (the "Revenues") of the Company and its Subsidiaries, taken as a whole, for the most recently completed four fiscal quarter period for which financial statements have been delivered pursuant to
Section 7.06(a)(i) or (ii) (determined in each case, if any Acquisition occurs, on a pro forma basis assuming such Acquisition had been consummated on the first day of the most recently ended four fiscal quarter period) or (ii) any Borrower and any other Subsidiary, now or hereafter existing, which by itself, would not otherwise constitute a Material Subsidiary, but which when combined with all other Subsidiaries that have not provided a Subsidiary Guarantee Agreement (in the case of Domestic Subsidiaries) or the Voting Stock of which the Company has not caused to be pledged under the Pledge Agreement (in the case of Foreign Subsidiaries), would either (A) have assets in excess of 20% of the Assets or
(B) generated annual revenues in excess of 20% of the Revenues.

         (b) The aggregate of the assets or the revenues of the Subsidiaries of the Company which have not provided a Subsidiary Guarantee Agreement (in the case of Domestic Subsidiaries) or the Voting Stock of which the Company has not caused to be pledged under the Pledge Agreement (in the case of Foreign Subsidiaries) shall not at any time exceed 20% of the Assets or the Revenues, as the case may be.

SECTION 8.    NEGATIVE COVENANTS.

         Each Borrower covenants and agrees that on and after the date hereof and until the Total Commitment and all Letters of Credit have terminated, and the Loans, any Unpaid Drawings and the Notes, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

        Section 8.01. Conduct of Business. Neither the Company nor any Subsidiary shall engage in any line of business if, as a result, the general nature of the business of either the Company and its Subsidiaries taken as a whole or any Material Subsidiary on a stand-alone basis would be substantially changed from that conducted on the date hereof.

        Section 8.02. Mergers, Consolidations and Sales. The Company shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation; provided, however, that this Section shall not apply to nor operate to prevent (i) the Company being a party to any merger where the Company is the surviving Person if, before and after giving effect to such merger, no Default or Event of Default would then exist (including compliance with Section 8.05(g)), and (ii) any Subsidiary (a) merging into another Subsidiary or the Company or (b) being a party to any merger which does not involve the Company or another Subsidiary where such Subsidiary is the surviving Person if, before and after giving effect to such merger, no Default or Event of Default would then exist (including compliance with Section 8.05(g)).

         The Company shall not, nor shall it permit any Subsidiary to, or sell, transfer, lease or otherwise dispose of all or any substantial part (as defined in the following sentence) of its Property, including as a part of a sale and leaseback transaction, or in any event, sell or discount (with or without recourse) any of its notes or accounts receivable; provided, however, that this Section shall not apply to nor operate to prevent the Company or any Subsidiary from selling its inventory, rendering its services or trading in its equipment in the ordinary course of its business. As used in this Section 8.02, a sale, lease, transfer or disposition of Property shall be deemed to be of "all or any substantial part" of Property of the Company and its Subsidiaries if the book value of such Property, when added to the book value of all other Property sold, leased, transferred or disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) after the date hereof, exceeds ten percent (10%) of the consolidated tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year of the Company.

        Section 8.03. Indebtedness. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness; provided, however, that the foregoing shall not restrict nor operate to prevent:

                   (a) the Obligations of the Company and its Subsidiaries from time to time owing to the Banks under this Agreement;

                   (b) existing Indebtedness of the Company and its Subsidiaries in the principal amount of approximately $7,500,000 set forth on
         Schedule 8.03, approximately $6,400,000 of which is secured as set forth on Schedule 8.04 hereto;

                   (c) any other Indebtedness of the Company and its Subsidiaries up to $15,000,000 up to $10,000,000 of which may be purchase money indebtedness secured by Liens permitted by Section 8.04(c) hereof; and

                   (d)   Contingent    Obligations,    including   the   Hedging
         Obligations, of the Company and its Subsidiary up to $10,000,000 not included in the foregoing clauses (a), (b) and (c).

        Section 8.04. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned by the Company or any Subsidiary; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                   (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                   (c) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 8.03(c) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the lower of the original purchase price of such Property or the current principal balance of such indebtedness;

                   (d) existing Liens as set forth in Schedule 8.04 securing existing indebtedness permitted by Section 8.03(b);

                   (e) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and in respect of which adequate reserves have been established in accordance with GAAP; and

                   (f)     Permitted Encumbrances.

        Section 8.05. Investments, Acquisitions, Loans, Advances and Guaranties. The Company shall not, nor shall it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and other similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person; provided, however, that the foregoing shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America, provided that any such obligations shall mature within one year of the date of issuance thereof;

                   (b) investments in commercial paper rated at least P-1 by Moody's Investors Services, Inc. and at least A-1 by Standard & Poor's Corporation maturing within 270 days of the date of issuance thereof;

                   (c) investments in certificates of deposit issued by any commercial bank having capital and surplus of not less than $100,000,000 which have a maturity of one year or less or investments in any money market account with a maturity of one year or less or overnight deposit of (x) any Bank or (y) any bank, or holding company of such bank, whose short-term commercial paper rating or that of its parent company from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof;

                   (d) endorsement of items for deposit or collection of commercial paper received in the ordinary course of business;

                   (e) existing equity investments in Subsidiaries of the Company;

                   (f) guaranty by the Company and the Subsidiaries pursuant to the Guaranty;

                   (g) acquisitions of all or substantially all of the assets or business of any other Person engaged in the same or similar business as the Company, or of a division of a Person engaged in such a business, or of all or substantially all the Voting Stock of a Person, so long as
         (i) no Default or Event of Default exists or would exist before or after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition, (iii) on or before 20 days prior to consummation of such acquisition, the Company can demonstrate to the Banks that (on a pro forma basis as to Sections 7.11, 7.12 and 7.13 as set forth in the certificate of the Company in the form of Exhibit P) after giving effect to such acquisition it will continue to comply through the term of this Agreement with all the terms and conditions of the Credit Documents and
         (iv) the Company has provided to the Administrative Agent and the Banks such financial and other information regarding the Person whose Property or Voting Stock is being so acquired, including historical financial statements, and a description of such Person, as the Administrative Agent or the Required Banks has reasonably requested; and

                   (h) loans and advances to contract manufacturers, suppliers and employees of the Company and its Subsidiaries in the ordinary course of business, and investments not otherwise permitted under this
         Section 8.05, not exceeding (x) $10,000,000 from the date hereof through the end of the Company's fifth fiscal quarter ending after the date hereof; (y) $15,000,000 thereafter through the end of the
         Company's ninth fiscal quarter ending after the date hereof; and (z) $20,000,000 thereafter through the Final Maturity Date, in the aggregate at any time outstanding.

In determining the amount of investments, acquisitions, loans, advances and guarantees permitted under this Section 8.05 (inclusive of all forms of consideration, whether in cash, stock, debt or otherwise), investments and acquisitions shall always be taken at the original cost thereof (regardless of any subsequent appreciation or depreciation therein), loans and advances shall be taken at the principal amount thereof then remaining unpaid, and guarantees shall be taken at the amount of obligations guaranteed thereby.

        Section 8.06. Dividends and Other Shareholder Distributions. The Company shall not declare or pay any dividends or make a distribution of any kind (including by redemption or purchase), other than dividends in the form of the Company's stock, on its outstanding capital stock; provided, however that, so long as no Default or Event of Default exists or would exist before or after giving effect thereto, the Company may make such distribution with respect to any fiscal year, up to 50% of its net income for such fiscal year.

        Section 8.07. Limitation on Asset Transfers to Foreign Subsidiaries. Neither the Company nor any Domestic Subsidiary, will convey, sell, lease, assign, transfer or otherwise dispose of (collectively, a "transfer") any of its property, business or assets (including, without limitation leasehold interests), whether now owned or hereafter acquired, to any Foreign Subsidiary, except in connection with such transfers which, individually or in the aggregate, would not reasonably be expected to materially and adversely affect the business, results of operations or financial condition of the Company or of the Company and its Subsidiaries taken as a whole.

SECTION 9.   EVENTS OF DEFAULT.

         The  occurrence  of  any  of  the  following   specified  events  shall
constitute an "Event of Default":

        Section 9.01. Payments. Any Borrower shall (i) default in the payment when due of any payment of principal of its Loans or Notes or (ii) default, and such default shall continue unremedied for at least two Business Days, of any payment of interest on its Loans or Notes, of any Unpaid Drawing or any Fees owing by it hereunder or thereunder; or

        Section 9.02. Representations, etc. Any representation, warranty or statement made by any Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to have been, when made, untrue in any material respect; or

        Section 9.03. Covenants. Any Borrower shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.11, 7.12, 7.13 and/or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (i) of this Section 9.03) contained in this Agreement and such default described in this clause (ii) shall continue unremedied for a period of 30 days after the earlier of (i) any Borrower's obtaining the knowledge thereof or (ii) written notice to the Company by the Administrative Agent or the Required Banks; or

        Section 9.04. Default Under Other Agreements. (i) The Company or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or other mandatory required prepayment or by reason of optional prepayment or tender by the issuer at its discretion, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $3,000,000 at any one time; or

        Section 9.05. Bankruptcy, etc. The Company or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto or any similar laws under any foreign jurisdiction (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Subsidiaries, and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Subsidiaries, or the Company or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Subsidiaries, or there is commenced against the Company or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Company or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

        Section 9.06. ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA (other than 4041(b)), any Plan shall have an Unfunded Current Liability, a material contribution required to be made to a Plan has not been timely made, the Company or any Subsidiary of the Company or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), or 4971 of
the Code; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability, involving in any case in excess of $3,000,000; and (c) which lien, security interest or liability, would reasonably be expected to have a Material Adverse Effect; or

        Section 9.07. Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving in the aggregate for the Company and its Subsidiaries a liability (not paid or fully covered by insurance) of $3,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days from the entry thereof; or

        Section 9.08. Guaranty and Pledge. The Guaranty, the Pledge Agreement or any provision thereof shall cease to be in full force or effect, or any Guarantor, Pledgor or any Person acting by or on behalf of any Guarantor or Pledgor shall deny or disaffirm such Guarantor's or Pledgor's obligations under the Guaranty or the Pledge Agreement, as the case may be or any default in the due performance or observance of any term, covenant or agreement contained in the Guaranty or the Pledge Agreement; or

        Section 9.09.    Change of Control.  A Change of Control shall occur.

         If an Event of Default has occurred and is continuing, the Administrative Agent shall upon the written request of the Required Banks, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Bank or the holder of any Note to enforce its claims against any Borrower (provided, that, if an Event of Default specified in Section 9.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Company as specified in clauses (i), (ii) and (v) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fee and other Fees shall forthwith become due and payable without any other notice of any kind;
(ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the applicable Borrower to pay (and the applicable Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 9.05 in respect of the applicable Borrower, it will pay) to the Administrative Agent at its Payment Office such additional amounts of cash, to be held as security for the Company's reimbursement obligations for Drawings that may subsequently occur under outstanding Letters of Credit thereunder, equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding; and (v) apply any cash collateral as provided in Section 4.02(a).

SECTION 10.   DEFINITIONS AND ACCOUNTING TERMS.

       Section 10.01. Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ABN AMRO" shall mean ABN AMRO Bank N.V. in its individual capacity.

         "Acquired Entities" shall mean any Person that becomes a Subsidiary as a result of an Acquisition.

         "Acquisition" means (i) an investment by the Company or any of its Subsidiaries in any Person (other than the Company or any of its Subsidiaries) pursuant to which such Person shall become a Subsidiary or shall be merged into or consolidated with the Company or any of its Subsidiaries or (ii) an acquisition by the Company or any of its Subsidiaries of the property and assets of any Person (other than the Company or any of its Subsidiaries) that constitutes substantially all of the assets of such Person or any division or line or business of such Person.

         "Administrative Agent" shall mean ABN AMRO Bank N.V., in its capacity as Administrative Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

         "Affiliate"  shall mean,  with respect to any Person,  any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 5% of the voting securities of such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of, such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Agreement"   shall   mean  this   Credit   Agreement,   as   modified,
supplemented, amended, restated, extended, renewed or replaced from time to time.

         "Applicable Margin" shall mean, for any day, the rate per annum set forth in the Pricing Grid, below the applicable ratio then in effect.

         "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit G (appropriately completed).

         "Bank" shall mean each financial institution listed in Schedule 1.01, as well as any Person which becomes a "Bank" hereunder pursuant to Section 13.04.

         "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Company and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a) or (b) or
Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

         "Bankruptcy Code" shall have the meaning provided in Section 9.05.

         "Base Rate" at any time shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (y) the Prime Lending Rate as in effect from time to time.

         "Base Rate Loans" shall mean any Loan in Dollars designated as such by the respective Borrower at the time of the incurrence thereof or conversion thereto.

         "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

         "Borrowing" shall mean the borrowing by a Borrower of one Type of Loan on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurocurrency Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurocurrency Loans.

         "Business Day" shall mean (i) for all purposes other than as covered by clauses (ii) or (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans denominated in Dollars, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurocurrency market and
(iii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Local Currency Loans or Eurocurrency Loans denominated in a Eurocurrency other than Dollars, any day which is a Business Day described in clause (i) above and on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loans are to be made.

         "Capital Leases" shall mean at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Change of Control" shall mean (i) any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding an employee benefit or stock ownership plan of the Company, is or shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange
Act), directly or indirectly, of 25% or more on a fully diluted basis of the voting stock of the Company or shall have the right to elect a majority of the directors of the Company or (ii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

         "Collateral" shall mean all properties, rights, interests and privileges from time to time subject to the lien and security interests granted to the Administrative Agent for the benefit of Creditors by the Pledge Agreement.

         "Commitment" of any Bank shall mean its Revolving Loan Commitment and its Local Currency Commitments.

         "Commitment Fee" shall have the meaning provided in Section 3.01(a).

         "Commitment Fee Rate" shall mean, for any day, the rate per annum set forth in the Pricing Grid, below the applicable ratio then in effect.

         "Company" shall have the meaning provided in the first paragraph of this Agreement.

         "Consolidated EBITDA" for any period shall mean the Consolidated Net Income (or loss) of the Company and its Subsidiaries for such period, adjusted by adding thereto (or subtracting in the case of a gain) the following amounts to the extent deducted or included, as applicable, when calculating Consolidated Net Income (a) Consolidated Interest Expense, (b) income taxes, (c) any extraordinary gains or losses, (d) gains or losses from sales of assets (other than from sales of inventory in the ordinary course of business), (e) all amortization of goodwill and other intangibles, (f) depreciation and (g) any non-cash gains or losses resulting from the cumulative effect of changes in accounting principles; provided that that there shall be included in such determination for such period all such amounts attributable to any Acquired Entity acquired during such period pursuant to an Acquisition to the extent not subsequently sold or otherwise disposed of during such period for the portion of such period prior to such Acquisition; and provided, further that the foregoing with respect to any fiscal quarter of the Company during 1998 shall be determined without giving effect to nonrecurring restructuring charges up to $9,600,000 deducted in determining Consolidated Net Income for such period to the extent such amounts have not been added back in determining Consolidated Net Income.

         "Consolidated Interest Expense" for any period shall mean total interest expense (including amounts properly attributable to interest with respect to Capital Leases in accordance with GAAP and amortization of debt discount and debt issuance costs) of the Company and its Subsidiaries on a consolidated basis for such period.

         "Consolidated Net Income" shall mean, for any period, the net income (or net loss) of the Company and its Subsidiaries, after tax, for such period computed on a consolidated basis in accordance with GAAP.

         "Consolidated Net Worth" shall mean, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

         "Consolidated   Total  Indebtedness"  shall  mean,  at  any  time,  all
Indebtedness (other than Contingent Obligations) of the Company and its Subsidiaries determined on a consolidated basis.

         "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any obligation to maintain equity capital, net worth or solvency of any Foreign Subsidiary, to the extent, and only to the extent required by corporate or similar law under which such Foreign Subsidiary is organized and existing. The amount of any Contingent Obligation shall be deemed to be an amount equal to the amount such Person guarantees but in any event not more than the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. For the purpose of Section 8.03(d), the term "Contingent Obligations" shall include the Hedging Obligations.

         "Continuing Directors" shall mean the directors of the Company on the date hereof and each other director, if such director's nomination for election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Credit Documents" shall mean this Agreement, and once executed and delivered pursuant to the terms of this Agreement, each Note, each Letter of Credit Request, each Notice of Borrowing, each Notice of Conversion, each Letter of Credit, all Local Currency Documentation, each Subsidiary Guarantee Agreement and the Pledge Agreement.

         "Credit  Event" shall mean (i) the occurrence of the Effective Date and
(ii) the making of any Loan or the issuance of any Letter of Credit.

         "Creditors" shall mean and include the Administrative Agent, each Bank and the Issuing Agent.

         "Credit Party" shall mean each Borrower, Guarantor and Pledgor.

         "Default" shall mean any Event of Default or event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States (expressed in dollars).

         "Domestic Subsidiary" shall mean any Subsidiary of the Company other than a Foreign Subsidiary.

         "Drawing" shall have the meaning provided in Section 2.05(b).

         "Effective Date" shall have the meaning provided in Section 13.10.

         "Election to Become a Subsidiary Borrower" shall mean an Election to Become a Subsidiary Borrower in the form of Exhibit H, which shall be executed by each Subsidiary Borrower in accordance with Section 5.03.

         "Eligible Transferee" shall mean and include a commercial bank or financial institution or an affiliate thereof.

         "Engagement Letter" shall have the meaning provided in Section 3.01(c).

         "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response,  remedial  or other  actions or  damages  pursuant  to any  applicable
Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment.

         "Environmental Laws" shall mean any and all foreign, federal, state and local statutes, laws, regulations, ordinances, judgments, permits and other governmental rules or regulations relating to human health, safety (including without limitation occupational safety and health standards), or the environment or to emissions, discharges or releases of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance into the environment, including without limitation ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances, wastes or any other controlled or regulated substance or the clean-up or other remediation thereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed to be a "single employer" (i) within the meaning of Section 414(b), (c),
(m) and (o) of the Code or (ii) as a result of the Company or any of its Subsidiaries being or having been a general partner of such person.

         "Eurocurrency" means any of Austrian Schilling, British Pounds Sterling, Deutsche Marks, Dollars, Dutch Guilders, euro, French Francs, Irish Punts, Hong Kong Dollars, Swiss Francs, and any other currency approved by the Administrative Agent and the Banks, in each case for so long as such currency is freely transferable and convertible to Dollars and is available to the Banks.

         "Eurocurrency Loan" shall mean any Loan designated as such by the requesting Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurocurrency Rate" shall mean the offered quotation to first-class banks in the London interbank eurocurrency market by ABN AMRO for deposits of amounts in Dollars or the relevant Eurocurrency, as appropriate, in immediately available funds comparable to the outstanding principal amount of the Eurocurrency Loan of ABN AMRO with maturities comparable to the Interest Period applicable to such Eurocurrency Loan commencing one or two Business Days thereafter, as applicable, as of 11:00 A.M. (London time) on the Interest Determination Date for such Interest Period.

         "Eurocurrency Reserve Percentage" shall mean the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 9.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "Existing Credit Agreements" shall mean (i) the Loan Agreement dated as of July 15, 1997 between Computer Products, Inc. and First Union National Bank, London Branch, (ii) the Loan Agreement dated as of July 15, 1997 between Herbert Elektronische Gerate GMBH & Co. KG and First Union National Bank, London Branch, and (iii) the Amended and Restated Loan Agreement dated as of July 15, 1997 among Computer Products, Inc., First Union National Bank and First Union National Bank, London Branch.

         "Federal Funds Rate" shall mean for any period, a fluctuating interest rate (equal for each day during such period to the average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "Fees"  shall mean all  amounts  payable  pursuant to or referred to in
Section 3.01.

         "First Tier Foreign Subsidiary" shall mean, at any date of determination, each Foreign Subsidiary in which any one or more of the Company and its Domestic Subsidiaries owns directly more than 50%, in the aggregate, of the Voting Stock of such Subsidiary; provided that, for the purpose of determining whether the Voting Stock thereof shall be pledged under the Pledge Agreement, Artesyn FSC Corp., a Barbados foreign sales corporation, shall be deemed not to be a First Tier Foreign Subsidiary so long as (i) Artesyn FSC Corp. remains a foreign sales corporation with assets not exceeding $50,000 and
(ii) Artesyn FSC Corp. is not a Subsidiary Borrower hereunder.

         "Final Maturity Date" shall mean December __, 2001 or such earlier date as the Commitments are terminated pursuant to Section 3.02 or 9.

         "Foreign Subsidiary" shall mean each Subsidiary of the Company not incorporated under the laws of the United States or of any State thereof.

         "GAAP" shall mean generally accepted accounting principles and practices in the United States of America as promulgated by Financial Accounting Standards Board ("FASB") and as in effect from time to time and consistently applied.

         "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note and Loan made under this Agreement, together with all the other obligations and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Company and each Subsidiary Borrower to the Administrative Agent and the Banks now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document to which the Company or any Subsidiary Borrower is a party and the due performance and compliance with all the terms, conditions and agreements contained in such Credit Documents by the Company and each Subsidiary Borrower and (ii) Hedging Obligations of the Company to any of the Banks.

         "Guarantor" shall mean the Company or a Subsidiary Guarantor.

         "Guarantors" shall mean the Company and each Subsidiary Guarantor.

         "Guaranty" shall mean the Guaranty of the Company and the Subsidiary Guarantors set forth in Section 12.

         "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes,"

"restrictive   hazardous  wastes,"  "toxic   substances,"   "toxic  pollutants,"
"contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law.

         "Hedging Obligations" shall mean with respect to any Person, all liabilities of such Person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, equity derivative transactions, foreign exchange hedging transactions and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates, stock price or currency exchange rates, provided that each of the foregoing is entered into for risk management purposes and not for speculative purposes. Unless and until the amount of the Hedging Obligations is fixed and determined, the Hedging Obligations shall be deemed to be fair value, if negative, of the hedge instrument reasonably determined in accordance with GAAP whether or not the Company chooses to adopt FASB Pronouncement 133 for financial reporting purpose prior to the adoption required by GAAP.

         "Indebtedness" of any Person means, at any date,  without  duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services (except trade accounts payable and accrued expenses arising in the ordinary course of business) to the extent such amounts would in accordance with GAAP be recorded as debt on a balance sheet of such Person, (iv) all obligations of such Person as lessee which are capitalized in accordance with GAAP, (v) all non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit (other than letters of credit which secure obligations in respect of trade payables or other letters of credit not securing Indebtedness, unless such reimbursement obligation remains unsatisfied for more than 3 Business Days), (vi) all Indebtedness secured by a Lien on any asset of such Person, whether or not such Indebtedness is otherwise an obligation of such Person, and (vii) all Contingent Obligations of such Person.

         "Interest Determination Date" shall mean, with respect to any Eurocurrency Loan, the Business Day established in accordance with market custom and practice in the Eurocurrency market, as determined by the Administrative Agent (it being agreed that such date is the second Business Day prior to the commencement of any Interest Period relating to such Eurocurrency Loan for Dollars and all Eurocurrencies (other than Pound Sterling) and the first day of such Interest Period for Pounds Sterling).

         "Interest Period" shall have the meaning provided in Section 1.09.

         "Issuing Agent" shall mean ABN AMRO Bank N.V. in its capacity as issuer of the Letters of Credit and, if ABN AMRO shall cease to be a Bank hereunder, such Bank which has agreed with the Company to act as issuer of the Letters of Credit.

         "Judgment Currency" shall have the meaning provided in Section 13.17.

         "Judgment Currency  Conversion Date" shall have the meaning provided in
Section 13.17.

         "Letter of Credit" shall have the meaning provided in Section 2.01(a).

         "Letter of Credit Exposure" of each Bank shall mean the aggregate, for all outstanding Letters of Credit and Unpaid Drawings, of the product of (i) such Bank's Percentage for each such Letter of Credit and (ii) the sum of (x) the Stated Amount of such Letter of Credit and (y) Unpaid Drawings thereunder.

         "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

         "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings.

         "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

         "Lien" shall mean any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other) or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Capital Lease).

         "Loan" shall mean any Revolving Loan or Local Currency Loan.

         "Local Affiliate" means any Affiliate of a Bank who has executed a Local Currency Designation and Assignment Agreement and as to which such Bank has not delivered a notice terminating such designation.

         "Local Currency" shall mean any currency in which a Bank has agreed to extend a Local Currency Commitment.

         "Local Currency Addendum" means a Local Currency Addendum in the form of Exhibit I hereto and shall be executed by a Subsidiary Borrower (if applicable), the Company, a Bank and the Administrative Agent which, among other things, specifies the Local Currency Commitment designated in Dollars which such Bank is willing to provide, the applicable country and currency in which Local Currency Loans made pursuant to such Local Currency Commitment will be made available, the interest rate and margin applicable to such Local Currency Loans, the fees which will accrue on such Local Currency Commitment and such other borrowing mechanics as may be applicable.

         "Local Currency Commitment" means, for any Bank or any Local Affiliate, the amount specified in the applicable Local Currency Documentation, as the same may be adjusted from time to time pursuant to Section 1.01(b) and the applicable Local Currency Documentation.

         "Local Currency Designation and Assignment Agreement" means a Local Currency Designation and Assignment Agreement in the form of Exhibit J hereto and shall be executed by the Company, a Subsidiary Borrower (if applicable), a Bank, such Bank's Local Affiliate and the Administrative Agent which, among other things, specifies such Local Affiliate's Local Currency Commitment designated in Dollars, the applicable country and currency in which Local Currency Loans made pursuant to such Local Currency Commitment will be made available, the interest rate and margin applicable to such Local Currency Loans, the fees which will accrue on such Local Currency Commitment and such other borrowing mechanics as may be applicable.

         "Local Currency Documentation" means, in the case of a Bank providing a Local Currency Commitment, a Local Currency Addendum and in the case of a Local Affiliate providing a Local Currency Commitment, a Local Currency Designation and Assignment Agreement, and any documents executed in connection therewith.

         "Local Currency Loan" shall have the meaning provided in Section 1.01(b)(ii).

         "Local Currency Note" shall have the meaning provided in Section
1.05(b).

         "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

         "Material Adverse Effect" means a material adverse effect on the business, results of operations, or financial condition of the Company and its Subsidiaries, taken as a whole.

         "Material Domestic Subsidiary" means any Material Subsidiary which is also a Domestic Subsidiary.

         "Material Subsidiary" shall have the meaning provided in Section 7.15
(a).

         "Non-U.K. Bank" shall have the meaning provided in Section 4.04(c).

         "Non-Voting Stock" of any Person shall mean capital stock of any class or classes or other equity interests (howsoever designated) not having ordinary voting power for the election of directors or similar governing body of such Person.

         "Note" shall mean and include each Revolving Note and each Local Currency Note.

         "Notice of Borrowing" shall have the meaning provided in Section 1.03
(a).

         "Notice of Conversion" shall have the meaning provided in Section 1.06.

         "Notice Office" shall mean the office of the Administrative Agent located at 1325 Avenue of the Americas, New York, New York 10019, Attention:
Agency Services, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "Obligations" shall mean all amounts owing to the Administrative Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

         "Obligation Currency" shall have the meaning provided in Section 13.17.

          "Original Dollar Amount" means the amount of any Obligation denominated in Dollars and, in relation to any Loan denominated in a currency other than Dollars, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an additional Interest Period.

         "Overnight Rate" shall have the meaning provided in Section 1.08(d).

          "Participant" shall have the meaning provided in Section 2.04(a).

         "Payment Office" shall mean the office of the Administrative Agent located at 1325 Avenue of the Americas, New York, New York 10019, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA or any successor thereto.

         "Percentage" of any Bank with respect to each Letter of Credit shall mean a fraction (expressed as a percentage) the numerator of which is the Unutilized Revolving Loan Commitment of such Bank at the time of the issuance of such Letter of Credit and the denominator of which is the Total Unutilized Revolving Loan Commitment at such time; provided, that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

         "Permitted Encumbrances" shall mean as of any particular time, (i) such easements, leases, subleases, encroachments, rights of way, minor defects, irregularities or encumbrances on title which are not unusual with respect to property similar in character to any such Real Property and which do not secure Indebtedness and do not materially impair such Real Property for the purpose for which it is held or materially interfere with the conduct of the business of the Company or any of its Subsidiaries and (ii) municipal and zoning ordinances, which are not violated by the existing improvements and the present use made by the Company or any of its Subsidiaries of such Real Property.

         "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer or single-employer plan subject to Title IV of ERISA which is maintained or contributed to by (or to which there is an obligation to contribute to) the Company or a Subsidiary of the Company or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Company or a Subsidiary of the Company or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "Pledge Agreement" shall have the meaning provided in Section 5.01(i) and shall be in the form of Exhibit N.

         "Pledge Securities" shall mean all the Pledge Securities as defined in the Pledge Agreement.

         "Pledgor" shall mean any of the Company and its Domestic Subsidiaries which owns voting stock of or other equity interest in any First Tier Foreign Subsidiary.

         "Pricing Grid" shall mean the Pricing Grid attached hereto as Annex I.

         "Prime Lending Rate" shall mean the rate which ABN AMRO announces from time to time as its prime lending rate for U.S. Dollar loans to borrowers located in the United States. The Prime Lending Rate shall change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. ABN AMRO may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.

         "Register" shall have the meaning provided in Section 13.16.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

         "Replaced Bank" shall have the meaning provided in Section 1.13.

         "Replacement Bank" shall have the meaning provided in Section 1.13.

         "Reportable Event" shall mean an event described in Section 4043(b) and
(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Required Banks" shall mean Banks, the sum of whose outstanding Revolving Loan Commitments (or after the termination thereof, whose outstanding Revolving Loans and outstanding Letter of Credit Exposures) and, subject to
Section 1.01(b)(iv), Local Currency Commitments (or after the termination thereof, outstanding Local Currency Loans) represent an amount greater than 50% of the sum of the Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans and the total outstanding Letter of Credit Outstandings at such time) and the Total Local Currency Commitment (or after the termination thereof, the total outstanding Local Currency Loans).

         "Returns" shall have the meaning provided in Section 6.09.

         "Revolving Loan" shall have the meaning provided in Section 1.01(a).

         "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule 1.01 directly below the column entitled "Revolving Loan Commitment," as same may be (x) adjusted from time to time pursuant to Sections 1.01(b), 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

         "Revolving Note" shall have the meaning provided in Section 1.05(b).

         "Section  4.04(b)(ii)  Certificate"  shall have the meaning provided in
Section 4.04(b).

         "Senior Financial Officer" shall mean the President, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Corporate Treasurer and each Assistant Treasurer of the Company or its Subsidiaries, as the case may be, in each case only if such officer is duly authorized by the Board of Directors of such Person to act as its representative for the purposes of certifying the relevant financial statements, signing the relevant documents and giving the relevant notices and other communications, in connection with this Agreement and the transactions contemplated hereby.

         "Stated Amount" of each Letter of Credit shall mean at any time the maximum amount available to be drawn thereunder at such time, determined without regard to whether any conditions to drawing could then be met.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

         "Subsidiary  Borrower"  shall mean and  include  Artesyn  International
Ltd., Artesyn North America, Inc., Artesyn Netherlands B.V. and any other Wholly-Owned Subsidiary of the Company that has become and remains a Subsidiary Borrower pursuant to Section 5.03.

         "Subsidiary Guarantee Agreement" means a letter to the Administrative Agent in the form of Exhibit K hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 12 hereof.

         "Subsidiary Guarantor" shall mean Artesyn North America, Inc., Artesyn Communication Products, Inc., Artesyn Solutions, Inc., and all other Material

Domestic Subsidiaries of the Company which pursuant to Section 7.01 have become and remain Guarantors hereunder.

         "Taxes" shall have the meaning provided in Section 4.04(a).

         "Test Period" shall mean the four consecutive fiscal quarters of the Company then last ended, in each case taken as one accounting period.

         "Total Local Currency Commitment" shall mean, at any time, the sum of the Local Currency Commitments of each of the Banks and their Local Affiliates.

         "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

         "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks (which is $200,000,000 as of the Effective Date).

         "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate Original Dollar Amount of Revolving Loans outstanding plus the then aggregate amount of the U.S. Dollar Equivalent of Letter of Credit Outstandings.

         "Type" shall mean any type of Loan determined with respect to the interest option and currency applicable thereto, i.e., a Base Rate Loan or a Eurocurrency Loan.

         "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of such Plan.

        "United States" and "U.S." shall each mean the United States of America.

         "Unpaid Drawings" shall have the meaning provided in Section 2.05(a).

         "Unutilized Commitment" of any Bank at any time shall mean the sum of the Unutilized Revolving Loan Commitment of such Bank and the Unutilized Local Currency Commitment of such Bank or its Local Affiliate.

         "Unutilized Local Currency Commitment" of any Bank or its Local Affiliate at any time shall mean the Local Currency Commitments of such Bank or its Local Affiliate at such time less the aggregate Original Dollar Amount of Local Currency Loans made by such Bank or its Affiliate and then outstanding.

         "Unutilized Revolving Loan Commitment" of any Bank at any time shall mean the Revolving Loan Commitment of such Bank at such time less the sum of (i) the aggregate Original Dollar Amount of Revolving Loans made by such Bank and then outstanding and (ii) such Bank's U.S. Dollar Equivalent of Letter of Credit Exposure at such time.

         "U.S. Dollar Equivalent" means the amount of Dollars which would be realized by converting another currency into Dollars in the spot market at the exchange rate quoted by the Administrative Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of Dollars for such other currency.

         "Voting Stock" of any Person shall mean capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person.

         "Wholly-Owned  Subsidiary"  shall  mean,  as to  any  Person,  (i)  any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         Section 10.02. Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

SECTION 11.    THE ADMINISTRATIVE AGENT.

       Section 11.01. Appointment. The Banks hereby designate ABN AMRO Bank N.V. as Administrative Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

       Section 11.02. Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Documents a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

       Section 11.03. Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent or the Syndication Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent or the Syndication Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent or the Syndication Agent shall be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Company and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

       Section 11.04. Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with the Agreement or any Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

       Section 11.05. Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

       Section 11.06. Indemnification. To the extent the Administrative Agent or the Syndication Agent is not reimbursed and indemnified by the Borrowers, the Banks will reimburse and indemnify the Administrative Agent and the Syndication Agent, in proportion to their respective Commitments (or after the termination thereof, such Commitments immediately prior (and without giving effect) to such termination), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or the Syndication Agent in performing its respective duties as Administrative Agent or Syndication Agent hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Syndication Agent's gross negligence or willful misconduct.

       Section 11.07. The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans and issue Letters of Credit under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engaged in any kind of banking, trust or other business with the Company or any Subsidiary or Affiliate of the Company as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrowers for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

       Section 11.08. Holders. The Administrative Agent shall deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

       Section 11.09. Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 days' prior written notice to the Company and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below.

         (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Company.

         (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Company, shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor
Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

       Section 11.10. Syndication Agent, Co-Agent and Co-Arrangers. Nothing in this Agreement shall impose upon the Syndication Agent, the Co-Agent or either of the Co-Arrangers, in their respective capacities as such, any duty or responsibility whatsoever.

SECTION 12.    GUARANTY.

       Section 12.01. The Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder to the Borrowers and in recognition of the direct benefits to be received by the Company and each Subsidiary Guarantor from the proceeds of the Loans to the Borrowers, each Guarantor hereby agrees with the Banks as follows: each Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations to the Creditors. If any or all of the Guaranteed Obligations to the Creditors becomes due and payable hereunder, each Guarantor unconditionally promises to pay such Guaranteed Obligations to the Creditors in the same currency in which such Guaranteed Obligations are denominated, or order, on demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Creditors in collecting any of the Guaranteed Obligations.

       Section 12.02. Bankruptcy. Additionally, each Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Creditors whether or not then due or payable by any Borrower upon the occurrence in respect of such Borrower of any of the events specified in Section 9.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in the same currency in which such Guaranteed Obligations are denominated.

       Section 12.03. Nature of Liability. The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by such Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower, or (e) any payment made to the Administrative Agent or the Creditors on the indebtedness which the Administrative Agent or such Creditors repay any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

       Section 12.04. Independent Obligation. The obligations of each Guarantor hereunder are independent of the obligations of any other guarantor or any Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other guarantor or any Borrower and whether or not any other Guarantor or any Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to each Guarantor.

       Section 12.05. Authorization. Each Guarantor authorizes the Creditors without notice or demand (except as shall be required by applicable law and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                   (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                   (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

                   (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

                   (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

                   (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Creditors;

                   (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Creditors regardless of what liability or liabilities of the Company or any Borrower remain unpaid;

                   (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                   (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Section 12.

       Section 12.06. Reliance. It is not necessary for the Creditors to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

       Section 12.07. Subordination. Any of the indebtedness of any Borrower now or hereafter owing to a Guarantor is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Borrower to a Guarantor shall be collected, enforced and received by the Company for the benefit of the Creditors and be paid over to the Administrative Agent on behalf of the Creditors on account of the Guaranteed Obligations of such Borrower to the Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any of the indebtedness of any Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation or contribution which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) against any Borrower or any other Guarantor until all Guaranteed Obligations have been irrevocably paid in full in cash. The Guaranteed Obligations shall not be deemed to be paid in full unless the Creditors shall have received all amounts set forth in the definition of "Guaranteed Obligations", including, in the event of a bankruptcy proceeding, all interest, fees and expenses accruing and arising after the filing of the bankruptcy petition.

       Section 12.08. Waiver. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to (i) proceed against any Borrower or any other party, (ii) proceed against or exhaust any security held from any Borrower or any other party or
(iii) pursue any other remedy in the Administrative Agent's or any other Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. To the greatest extent permitted by law the Creditors may, at their election, foreclose on any security held by the Administrative Agent or any other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Administrative Agent and any other Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Guarantor or any other party or any security.

         (b) Each Guarantor waives all presentments, demands for performance, protests and notices (except as otherwise expressly provided for herein), including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which each Guarantor assumes and incurs hereunder, and agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

       Section 12.09. Nature of Liability. It is the desire and intent of the Guarantors and the Creditors that this Guaranty shall be enforced against each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of any Guarantor under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of such Guarantor shall be deemed to be reduced and such Guarantor shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

       Section 12.10. Judgments Binding. If claim is ever made upon any Creditor or any subsequent holder of a Note of any Borrower for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property, or (b) any settlement or compromise of any such claim effected by such payee with any such claimant, then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon each Guarantor, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of any Borrower, and each Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

SECTION 13.   MISCELLANEOUS.

       Section 13.01. Payment of Expenses, Etc. The Borrowers jointly and severally shall: (i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Administrative Agent in connection with its syndication efforts with respect to this Agreement and of the Administrative Agent and, following an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Administrative Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any Real Property owned or at any time operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

       Section 13.02. Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or any Subsidiary

Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, or matured or unmatured) (in whatever currency denominated) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Company or any Subsidiary Borrower against and on account of the Obligations and liabilities of the Company or any Subsidiary Borrower to such Bank under this Agreement or under any of the other Credit Documents, (in whatever currency denominated) including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

       Section 13.03. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier) and mailed, telecopied, cabled or delivered: if to the Company at: 7900 Glades Road, Suite 500, Boca Raton, Florida 33434, Attention:
Mr. Hartmut  Liebel,  (Tel.) (561)  451-1000,  (Fax) (561)  451-1020;  if to any
Subsidiary Borrower, at such Subsidiary Borrower's address provided in Annex II hereof or in the respective Election to Become a Subsidiary Borrower; if to any Subsidiary Guarantor, at such Subsidiary Guarantor's address provided in Annex II thereof or in the respective Subsidiary Guarantee Agreement; if to any Bank, at its address specified opposite its name on the applicable signature page hereof or in the applicable Assignment and Assumption Agreement; and if to the Administrative Agent, at its Notice Office; or, as to any Borrower, any Subsidiary Guarantor or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications between the parties hereto shall, when mailed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

       Section 13.04. Benefit of Agreement, Etc. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided, further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided, further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

         (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) to its parent company and/or any affiliate of such Bank or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Schedule 1.01 shall be deemed modified to reflect the Commitments of such new Bank and of the existing Banks, (ii) upon surrender of any old Notes, upon request new Notes will be issued to such new Bank and to the assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments, (iii) the consent of the Administrative Agent and the Company shall be required in connection with any such assignment pursuant to clause (y) above (which consent shall not be unreasonably withheld), and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and, provided, further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b).

         (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

       Section 13.05. No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Administrative

Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

       Section 13.06. Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the respective Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

         (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Fee or Letter of Credit Fee, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Borrower to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

       Section 13.07. Calculations; Computations. (a) All computations of interest, Commitment Fee and other Fees hereunder shall be made on the basis of a year of (i) 365/366 days, as applicable, with respect to interest on Base Rate Loans and Eurocurrency Loans denominated in Pounds Sterling and Local Currencies customarily computed on such basis in accordance with customary Eurocurrency market practice, as determined by the Administrative Agent and (ii) 360 days, with respect to all other amounts, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, or Fees are payable. The applicable Local Currency Documentation may specify that a different day count method is applicable to amounts owing pursuant to such Local Currency Documentation.

         (b) For purposes of determining compliance with the dollar amounts set forth in Section 8 and determining the Applicable Margin, the dollar equivalent of any Indebtedness or other obligation incurred in a currency other than Dollars shall be the dollar equivalent thereof as in effect on the last Business

Day of the then most recently ended fiscal quarter of the Company and such dollar equivalent shall remain in effect until same is recalculated as of the last Business Day of the immediately succeeding fiscal quarter, and with such dollar equivalent to mean, at any time of determination thereof, the amount of Dollars which could be purchased with the amount of currency involved in such computation at the spot exchange rate therefor as published in the New York edition of The Wall Street Journal on the date one Business Day subsequent to the date of any determination of such dollar equivalent, provided that if the New York edition of The Wall Street Journal is not published on such date, reference shall be made to such rate as set forth in most recently published New York edition of The Wall Street Journal, and provided further, that if any time the New York edition of The Wall Street Journal ceases to publish such exchange rates, the dollar equivalent shall be the amount of Dollars which could be purchased with the amount of currency involved in such computation at the spot rate therefor as quoted by the Administrative Agent at approximately 11:00 a.m. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date.

       Section 13.08. Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or the United States for the Southern District of New York located in the Borough of Manhattan, and, by execution and delivery of this Agreement, each Borrower and Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Borrower and Subsidiary Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Borrower or Subsidiary Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Borrower or Subsidiary Guarantor. Each Subsidiary Borrower and Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Company as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason the Company shall cease to be available to act as such, each Subsidiary Borrower and Subsidiary Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision satisfactory to the Administrative Agent under this Agreement. Each Borrower and Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address specified pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Borrower and Subsidiary Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent under this Agreement, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower or Subsidiary Guarantor in any other jurisdiction.

         (b) Each Borrower and Subsidiary Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) The Company hereby agrees with each Subsidiary Borrower, each Subsidiary Guarantor, the Administrative Agent and each Bank that the Company irrevocably accepts such appointment as agent as set forth in clause (a) of this
Section 13.08 and agrees that the Company (i) shall inform the Administrative Agent promptly in writing of any change of its address, (ii) shall notify the Administrative Agent of any termination of any of the agency relationships created by clause (a) of this Section 13.08, (iii) shall perform its obligations as such agent in accordance with the provisions of clause (a) of this Section
13.08 and (iv) shall forward promptly to each Subsidiary Borrower and Subsidiary Guarantor any legal process received by the Company in its capacity as process agent. As process agent, the Company agrees to discharge the above-mentioned obligations and will not refuse fulfillment of such obligations under clause (a) of this Section 13.08. In addition, the Company agrees that it shall maintain its qualification to do business in the State of New York and shall at all times have a registered agent in New York to receive service of process.

         (d) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

       Section 13.09. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

       Section 13.10. Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) all of the parties whose names appear on the signature pages hereto shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or such other office designated by it or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or facsimile notice (actually received) at such office or such other office designated by it that the same has been signed and mailed to it and (ii) all conditions contained in Section 5.01 are met to the satisfaction of the Administrative Agent and the Required Banks (determined after giving effect to the Effective Date). Upon the satisfaction of the conditions described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall be deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release any

Borrower from any liability or prevent the existence of an Event of Default based upon failure to satisfy one or more of the applicable conditions contained in Section 5.01). The Administrative Agent will give each Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

         Section 13.11. Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

       Section 13.12. Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest thereon or any Fees, or reduce the principal amount thereof, (ii) amend, modify or waive any provision of the definition of "Eurocurrency" or of Section 13.06(b) or this Section 13.12, (iii) amend the percentage specified in the definition of Required Banks, (iv) except as provided in Section 13.18 hereof, release any Guarantor from its obligations under the Guaranty or release any material portion of Collateral or (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (w)
increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants or Defaults shall not constitute an increase of the Commitment of a Bank), (x) without the consent of ABN AMRO or any successor Issuing Agent, amend, modify or waive any provision of
Section 2 or alter its rights or obligations  with respect to Letters of Credit,
(y) without the consent of each Bank with a Local Currency Commitment or that has arranged for one of its Local Affiliates to provide a Local Currency Commitment, amend, modify or waive any provision of Section 1 as same applies to Local Currency Commitments, or (z) without the consent of the Administrative Agent or the Syndication Agent, as applicable, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or the Syndication Agent or any other provision as same relates to the rights or obligations of the Administrative Agent or the Syndication Agent.

         (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause (A) or
(B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and repay in full such non-consenting Bank's outstanding Loans in accordance with Sections 3.02(b) and 4.01(b), provided that, unless the Commitments that are terminated, and Loans that are repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding cause (B) the Required Banks (determined before giving effect to the proposed action) must specifically consent thereto, provided further, that in any event the Company shall not have the right to replace a Bank, terminate its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

       Section 13.13. Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Loans.

       Section 13.14. Domicile of Loans; Discretion of Bank as to Manner of Funding. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the relevant market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to Eurocurrency Rate for such Interest Period.

       Section 13.15.  Confidentiality.  (a) Subject to the provisions of clause
(b) of this Section 13.15, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank) any information with respect to the Company or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Company to the Banks in writing as confidential, provided that any Bank may disclose any such information (i) as has become generally available to the public, (ii) as may be required or appropriate in any report, examination, statement or testimony submitted to any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Administrative Agent and (vi) with the prior consent of the Company (which consent shall not be unreasonably withheld), to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Loan Commitments or any interest therein by such Bank, provided, that such prospective transferee agrees to abide by the provisions contained in this Section.

         (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Company and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Bank).

       Section 13.16. Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect such Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Concurrently with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note, if any, evidencing such Loan, and thereupon one or more new Notes, if requested by the transferor Bank and/or the new Bank, shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrowers jointly and severally agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

       Section 13.17. Judgment Currency. (a) The Borrowers' obligation hereunder and under the other Credit Documents to make payments in Dollars or any other currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

         (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

         (c) For purposes of determining any rate of exchange for this Section 13.17, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

       Section 13.18. Release of Subsidiary Guaranty. The Guaranty provided by a Subsidiary Guarantor will automatically be terminated upon the receipt by the Administrative Agent of a certificate from the Senior Financial Officer of the Company, certifying as of the date of the certificate that, after the consummation of the transaction or series of transactions described in such certificate (which certification shall also state that such transactions, individually or in the aggregate, will be in compliance with the terms and conditions of this Agreement, including to the extent applicable, the covenants contained in Section 8, and that no Event of Default existed, exists or will exist, as the case may be, immediately before, as a result of, or immediately after giving effect to the transaction or transactions and the terminations), the Subsidiary identified in such certification will no longer be a Subsidiary of the Company. The Administrative Agent and each Bank shall, at the Company's expense, execute and deliver such instruments as the Company may reasonably request to evidence such termination.

         IN  WITNESS  WHEREOF,   the  parties  hereto  have  caused  their  duly
authorized officers to execute and deliver this Agreement as of the date first above written.


                       ARTESYN TECHNOLOGIES, INC., as Borrower and Guarantor



                       By         Richard J. Thompson
                          -------------------------------------
                          Name:   Richard J. Thompson
                          Title:  Vice President & Chief Financial Officer


                       ARTESYN NORTH AMERICA, INC., as Subsidiary Borrower and
                         Guarantor



                       By         Richard J. Thompson
                          ------------------------------------
                          Name:   Richard J. Thompson
                          Title:  Vice President, Chief Financial
                                  Officer & Secretary


                       ARTESYN INTERNATIONAL LTD., as Subsidiary Borrower



                       By         Richard J. Thompson
                          -------------------------------------
                          Name:   Richard J. Thompson
                          Title:  Vice President & Secretary


                       ARTESYN NETHERLANDS B.V., as Subsidiary Borrower



                       By         Richard J. Thompson
                          -------------------------------------
                          Name:   Richard J. Thompson
                          Title:  Managing Director

                       ARTESYN COMMUNICATION PRODUCTS, INC., as Guarantor



                       By         Richard J. Thompson
                          -------------------------------------
                          Name:   Richard J. Thompson
                          Title:  Vice President & Secretary



                       ARTESYN SOLUTIONS INC., as Guarantor



                       By         Richard J. Thompson
                          -------------------------------------
                          Name:   Richard J. Thompson
                          Title:  Chief Financial Officer & Secretary

Address:

     200 South Biscayne Boulevard       ABN AMRO BANK N.V., individually and
     Miami, Florida  33131-5311          as Administrative Agent and Co-Arranger
     Attention:  Deborah Day Orozco
     Telephone:  (305) 416-7786
     Telecopy:    (305) 577-0825        By  Deborah Day Orozco
                                          ------------------------------------
                                           Name: Deborah Day Orozco
                                           Title:Vice President


                                        By  Robert Lozano
                                          ------------------------------------
                                           Name: Robert Lozano
                                           Title:Vice President


Address:

     77 East Camino Real, 2nd Floor      FIRST UNION NATIONAL BANK, individually
     Boca Raton, Florida  33432         and as Syndication Agent and Co-Arranger
     Attention:  Walker Duvall
     Telephone:  (561) 338-3901
     Telecopy:    (561) 417-5101         By   M. Walker Duval
                                           ------------------------------------
                                            Name:  M. Walker Duvall
                                            Title: Senior Vice President


Address:

     901 Main Street, 67th Floor         NATIONSBANK, N.A., individually and as
     Dallas, Texas 75202                    Co-Agent
     Attention:  Tim O'Connor
     Telephone:  (214) 508-9419
     Telecopy:  (214) 508-0980           By    Timothy M. O'Connor
                                           ------------------------------------
                                            Name: Timothy M. O'Connor
                                            Title:Vice President


Address:

     100 Federal Street                  BANKBOSTON, N.A.
     M/S 01-08-06
     Boston, Massachusetts 02110
     Attention:  Lynn Schade
     Telephone:  (617) 434-7736
     Telecopy:  (617) 434-0819           By   Lynn R. Schade
                                           -----------------------------------
                                            Name:  Lynn R. Schade
                                            Title: Vice President

Address:

     One Wall Street, 22nd Fl.           THE BANK OF NEW YORK
     New York, New York 10286
     Attention:  David Siegel
     Telephone:  (212) 635-6899
     Telecopy:  (212) 635-6434           By   David C. Siegel
                                           -----------------------------------
                                            Name:  David C. Siegel
                                            Title: Vice President


Address:

     One Peachtree Center, Suite 2900    DG BANK DEUTSCHE
     303 Peachtree Street, N.E.             GENOSSENSCHAFTSBANK AG, CAYMAN
     Attention:  Jim Yager                  ISLANDS BRANCH
     Telephone:  (404) 524-3966
     Telecopy:  (404) 524-4006
                                         By  Jim Yager
                                            ----------------------------------
                                            Name:  Jim Yager
                                            Title: Asst. Vice President


                                         By    Bobby Ryan Oliver, Jr
                                            ----------------------------------
                                            Name:  Bobby Ryan Oliver, Jr.
                                            Title: Vice President


Address:

     One First National Plaza            THE FIRST NATIONAL BANK OF CHICAGO
     Suite 0324, 10th Fl.
     Chicago, Illinois 60670
     Attention:  Curtis A. Price
     Telephone:  (312) 732-1542
     Telecopy:  (312) 732-2991           By    Curtis A. Price
                                           -----------------------------------
                                            Name:  Curtis A. Price
                                            Title: First Vice President


Address:

     501 East Las Olas Boulevard         SUNTRUST BANK, SOUTH FLORIDA, N.A.
     7th Fl.
     Fort Lauderdale, Florida 33301
     Attention:  Thomas A. Conroy
     Telephone:  (954) 765-7151
     Telecopy:  (954) 756-7240           By   Ronald K. Rueve
                                            -----------------------------------
                                            Name:   Ronald K. Rueve
                                            Title:  Vice President



Address:

     130 Liberty Street                  BANKERS TRUST COMPANY
     New York, New York  10006
     Attention:  Mary Kay Coyle
     Telephone:  (212) 250-9094
     Telecopy:  (212) 250-7218           By   Mary Kay Coyle
                                           -----------------------------------
                                            Name:  Mary Kay Coyle
                                            Title: Managing Director